Exhibit 10.1

Securities Purchase Agreement

     THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 29, 2008, is made by and among Morgan Stanley, a Delaware corporation (the “Company”), and Mitsubishi UFJ Financial Group, Inc., a joint stock company organized under the laws of Japan (the “Investor”).

W I T N E S S E T H:

     WHEREAS, each of the Investor and the Company desires that the Investor will purchase and acquire from the Company, and the Company will issue and sell to the Investor, (i) 117,000,000 shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) at a purchase price of $25.25 per share, and (ii) 6,045,750 shares of a newly created series of preferred stock designated the 10% Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, par value $.01 per share (the “Preferred Stock”), of the Company having the terms, rights, obligations and preferences set forth in the Certificate of Designations (the “Preferred Stock CoD”) attached as Exhibit A hereto at a purchase price of $1,000.00 per share;

     NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

1.	Authorization and Sale of Securities. Upon the terms and subject to the conditions of this
Agreement, on the Closing Date the Company shall issue, sell and deliver to the Investor
(which it may do through a registered broker-dealer that is an affiliate of the Company), and the Investor shall purchase from the Company (i) 117,000,000 shares of Common
Stock at a purchase price of $25.25 per share, and (ii) 6,045,750 shares of Preferred Stock at a purchase price of $1,000.00 per share, in each case free and clear of all liens, encumbrances, equities or claims for an aggregate purchase price of nine billion dollars
($9,000,000,000.00) in cash (the “Purchase Price”) to be paid in full to the Company.

2.	Closing and Delivery of Securities and Funds.

	2.1.	The consummation of the transactions contemplated hereby (the “Closing”) shall take place, subject to the satisfaction or waiver of all conditions to the Closing set forth in Section 3 hereof, at the offices of Wachtell, Lipton, Rosen & Katz, 51
West 52nd Street, New York City, at 8:00 a.m. New York City time, as promptly as practicable (but no more than two (2) Business Days) following the first date on which all conditions set forth in Section 3 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the
Closing). The date on which the Closing occurs is the “Closing Date.”

	2.2.	At the Closing, the Investor shall deliver to the Company:

			a.	an amount equal to the Purchase Price, such amount to be
delivered in immediately available funds by wire transfer to the account set forth in Schedule 3.3 hereto (or such other account as is designated in writing to the Investor not less than two Business
Days prior to the Closing), and

			b.	all other documents to be delivered to the Company by the Investor pursuant to Section 3.2 hereof.

	2.3.	At the Closing, the Company shall deliver to the Investor:

			a.	an aggregate of 117,000,000 shares of Common Stock, registered in the name of the Investor;

			b.	an aggregate of 6,045,750 shares of Preferred Stock, registered in the name of the Investor; and

			c.	all other documents and certificates to be delivered to the Investor by the Company pursuant to Section 3.1 hereof.

3.	Closing Conditions. The obligation of the parties to complete the transactions contemplated by Section 2 hereof (the “Stock Purchase”)
shall be conditioned on the satisfaction or waiver of the following conditions:

	3.1.	The obligation of the Investor to complete the Stock Purchase shall be conditioned on the satisfaction or waiver by the Investor of the following conditions:

		a.	The Investor shall have received an opinion, dated the Closing Date, from
Wachtell, Lipton, Rosen & Katz, and/or another nationally recognized law firm, as counsel to the Company, as to the validity of the Securities being sold in the Stock Purchase, substantially in the form set forth in
Schedule 3.1(a) to this Agreement.

		b.	The representations and warranties of the Company contained in this
Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date
(except for any such representations or warranties made as of the date hereof or as of another date, which shall be true and correct as of such date), and the Investor shall have received a certificate of the chief executive officer and chief financial officer of the Company, dated as of the Closing Date, substantially in the form set forth in Schedule 3.1(b) to this Agreement, certifying to that fact.

		c.	The Company shall have performed in all material respects all of its covenants and obligations in this Agreement that are to be performed at or prior to the Closing, and the Investor shall have received a certificate of a senior officer of the Company, dated as of the Closing Date, certifying to that fact.

	d.	On the Closing Date, the Company shall have duly executed and delivered to the Investor an Investor Agreement in substantially the form set forth as
Exhibit B hereto (the “Investor Agreement”) and a Registration Rights
Agreement in substantially the form set forth as Exhibit C hereto (the
“Registration Rights Agreement”).

3.2.	The obligation of the Company to complete the Stock Purchase shall be conditioned on the satisfaction or waiver by the Company of the following conditions:

	a.	The representations and warranties of the Investor contained in this
Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date
(except for any such representations or warranties made as of the date hereof or as of another date, which shall be true and correct as of such date).

	b.	The Investor shall have performed in all material respects all of its covenants and obligations in this Agreement that are to be performed at or prior to the Closing.

	c.	On the Closing Date, the Investors shall have duly executed and delivered to the Company each of the Registration Rights Agreement and the
Investor Agreement.

3.3.	The obligation of the parties to complete the Stock Purchase shall also be conditioned on the satisfaction or waiver by both the Company and the Investor of the following conditions.

	a.	The Company shall have duly filed with the Secretary of State of the State of Delaware the Preferred Stock CoD.

	b.	The shares of Common Stock issuable at the Closing or upon conversion of the Preferred Stock shall have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

	c.	The Board of Directors of the Federal Deposit Insurance Corporation shall have granted a written “cross guarantee waiver” pursuant to Section
5(e)(5) of the U.S. Federal Deposit Insurance Act in form and substance reasonably acceptable to the Company and the Investor.

	d.	The Board of Governors of the Federal Reserve System shall have issued a written determination that Investor does not and will not “control” the
Company or any of its subsidiaries for purposes of the U.S. Bank Holding
Company Act of 1956, as amended, without the imposition of any term,

condition or consequence the acceptance of which would constitute a
Substantial Detriment.

		e.	The Staff of the Committee on Foreign Investment in the United States
shall have issued a “clearance letter” with respect to the transactions contemplated by this Agreement, without the imposition of any term, condition or consequence the acceptance of which would constitute a
Substantial Detriment.

		f.	The approvals or authorizations of, filings and registrations with, and notifications to, all governmental or regulatory authorities (collectively,
“Governmental Entities”) required for the Investor’s acquisition of the
Securities (but not for the conversion of the Preferred Stock into Common
Stock) (collectively, with those set forth in 3.3(c), (d), and (e), the
“Required Approvals”) shall have been obtained or made and shall be in full force and effect and all waiting periods under the Required Approvals shall have expired or been terminated, in each case without the imposition of any term, condition or consequence the acceptance of which would constitute a Substantial Detriment, and no provision of any applicable law or regulation, judgment, injunction, order or decree shall be in effect that would prohibit the Closing, and no Governmental Entity shall have instituted an investigation or proceeding that could result in such a judgment, injunction, order or decree.

4.	Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, that, except as otherwise disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended
November 30, 2007 or its other reports and forms filed with or furnished to the Securities and Exchange Commission (the “Commission”) under Sections 12, 13, 14 or 15(d) of the
Securities Exchange Act of 1934 (the “Exchange Act”) after November 30, 2007
(excluding disclosures of risks included in any forward-looking statement disclaimers or other statements that are similarly nonspecific and are predictive and forward-looking in nature) (the “SEC Reports”) and before the date of this Agreement, and subject to the disclosure letter (the “Disclosure Letter”) delivered by the Company to the Investor concurrently with the execution of this Agreement:

	4.1.		Organization, Authority and Significant Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as currently conducted, and, except as would not be reasonably likely to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of
Rule 1-01(w) of Regulation S-X under the Securities Act (individually a
“Significant Subsidiary” and collectively the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.

4.2.	Capitalization. The authorized capital stock of Company consists of
3,500,000,000 shares of Company Common Stock, and 30,000,000 shares of preferred stock (“Company Preferred Stock”), par value $0.01 per share, of which, as of September 26, 2008, (1) 1,061,212,996 shares of Common Stock were issued and outstanding, (2) 218,635,270 shares of Common Stock were reserved for issuance in respect of outstanding options, warrants, convertible securities and the purchase contracts underlying the PEPS Units issued by the
Company in December 2007, and (3) 46,000 shares of Company Preferred Stock are designated as Floating Rate Non-Cumulative Preferred Stock, Series A,
44,000 of which were outstanding (the “Series A Preferred Stock”), which shares of Series A Preferred Stock are represented by 44,000,000 depositary receipts, each representing 1/1,000 of a share of Series A Preferred Stock. As of such date, the Company held 150,488,556 shares of Company Common Stock in its treasury.
The Company will reserve that number of shares of Common Stock sufficient for issuance upon conversion of Preferred Stock being issued and sold pursuant to this Agreement. The sum of (i) the number of shares of Common Stock that
Investor will purchase at the Closing and (ii) the total number of shares of
Common Stock Investor will receive upon conversion of all shares of the Preferred Stock that Investor will purchase at the Closing will not exceed
24.99% of the sum of (x) the total number of Shares of Common Stock outstanding upon consummation of the Stock Purchase (including the shares of Common Stock that Investor will purchase at the Closing) and (y)
the total number of shares of Common Stock Investor will receive upon conversion of all shares of the Preferred Stock that Investor will purchase at the Closing.

4.3.	Authorization, Enforceability of Transaction Documents. The Company has the
power and authority to enter into the Transaction Documents (as defined below)
and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents by the Company and the
consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company other than the filing of the Preferred Stock CoD with the Secretary of State of the
State of Delaware pursuant to Section 6.5, which will be made prior to the
Closing.

As of the date of execution of the Transaction Documents, neither the execution, delivery and performance by the Company hereof and thereof, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company with any of the provisions thereof, will violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default)
under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Significant Subsidiary under any of the terms, conditions or provisions of (A) its certificate of incorporation or bylaws or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Significant Subsidiary is a party or by which it may be bound, or to which the Company or any Significant
Subsidiary or any of the properties or assets of the Company or any Significant
Subsidiary may be subject, or (C) subject to compliance with the statutes and regulations referred to in the next paragraph, any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Significant Subsidiary or any of their respective properties or assets except, in the case of clauses (B) and (C), for those occurrences that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse
Effect.

Other than in connection or in compliance with the provisions of the Securities
Act and the securities or blue sky laws of the various states, and other than the
Required Approvals, to the best knowledge of the Company, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any
Governmental Entity is necessary for Investor’s acquisition of the Securities as contemplated by the Transaction Documents, other than such authorizations, consents and approvals as may be necessary in connection with the issuance to
Investor of shares of Common Stock upon conversion of the Preferred Stock.

As used herein, the term “Transaction Documents” refers collectively to this
Agreement, the Investor Agreement and the Registration Rights Agreement.

4.4.	Company Financial Statements. The consolidated financial statements of the
Company and its consolidated subsidiaries included or incorporated by reference in the SEC Reports present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements were prepared in conformity with GAAP applied on a consistent basis (except as may be noted therein).

Deloitte & Touche LLP, who have certified certain financial statements of the
Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission.

The Company and its subsidiaries do not have any liabilities or obligations
(accrued, absolute, contingent or otherwise), other than liabilities or obligations
(i) reflected on, reserved against, or disclosed in the notes to, the Company’s consolidated balance sheet included in the Company’s Quarterly Report on Form
10-Q for the fiscal quarter ended May 31, 2008, (ii) disclosed in the Company’s
Current Reports on Form 8-K filed on August 12, 2008, September 15, 2008,

September 16, 2008 and September 22, 2008 or (iii) that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.5.	No Material Adverse Effect. Since August 31, 2008 and except as described in the SEC Reports, no event or circumstance has occurred that, individually or in the aggregate, has had or could reasonably be expected to have a Material
Adverse Effect.

4.6.	Proceedings. Except as disclosed in the SEC Reports, there are no litigation or similar proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.7.	Compliance with Laws; Permits. The Company and each of its Significant
Subsidiaries have conducted their businesses in compliance with all applicable federal, state and foreign laws, regulations and applicable stock exchange requirements, except where (i) the failure to be in compliance could not reasonably be expected to have, individually or in the aggregate, a Material
Adverse Effect or (ii) the necessity of compliance, or the failure to comply, therewith is being contested in good faith by appropriate proceedings.

The Company and each of its Significant Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, any Governmental Entities that are required in order to carry on their business as presently conducted, except where the failure to have such permits, licenses, authorizations, orders and approvals or the failure to make such filings, applications and registrations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current, except where such absence, suspension or cancellation, individually or in the aggregate, could not reasonably be expected to have a Material Adverse
Effect.

4.8.	Authorization of Common Stock, Preferred Stock. The issuance of the shares of
Common Stock and Preferred Stock to be issued pursuant to this Agreement, and the issuance of Common Stock upon conversion of the Preferred Stock, have been duly authorized by all necessary corporate action on the part of the Company, and no approval of the Company’s stockholders is required under any law or under the regulations and policies of any securities exchange in connection therewith. Upon the issuance and sale of the shares of Common Stock and Preferred Stock to be issued pursuant to this Agreement, such shares of Common Stock and Preferred
Stock will (A) be duly authorized by all necessary corporate action on the part of the Company, (B) be validly issued, fully paid and nonassessable, (C) not have been issued in violation of any preemptive or other similar right, and (D) if such shares are treasury shares, be free of any adverse claim.

4.9.	Authorization of the Registration Rights Agreement. As of the Closing Date, the
Registration Rights Agreement will have been duly authorized by the Company, and will be validly executed and delivered by the Company and assuming due authorization, execution and delivery of such agreement by each other party thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity
(“Bankruptcy Exceptions”) and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law or public policy.

4.10.	Authorization of the Investor Agreement. As of the Closing Date, the Investor
Agreement will have been duly authorized by the Company, and will be validly executed and delivered by the Company and assuming due authorization, execution and delivery of such agreement by each other party thereto, will constitute a valid and binding obligation of the Company, enforceable against the
Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

4.11.	Authorization of this Agreement. This Agreement has been duly authorized, validly executed and delivered by the Company, and assuming due authorization, execution and delivery of this Agreement by each other party hereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

4.12.	Reports. Since November 30, 2006, the Company has timely filed all documents required to be filed with the Commission pursuant to Sections 13(a), 14(a) or
15(d) of the Exchange Act, except where the failure to so file could not reasonably be expected to have a Material Adverse Effect.

The SEC Reports, when they became effective or were filed with the
Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements, in the light of the circumstances in which they were made, not misleading.

Since November 30, 2006, the Company and each subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with any applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. As of their respective dates, each of the foregoing reports complied with all applicable rules and regulations promulgated by applicable foreign, federal or state securities or banking authorities, as the case may be, except for any failure that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse
Effect.

The records, systems, controls, data and information of the Company and its subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not)
that are under the exclusive ownership and direct control of the Company or the subsidiaries or their accountants (including all means of access thereto and therefrom). The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to the Company, including its subsidiaries, is made known to the chief executive officer and the chief financial officer of the
Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s board of directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange
Act) that, individually or in the aggregate, could reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date hereof, to the knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to
Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

4.13.	Taxes. As of the Closing, the Company is not, nor has been, a U.S. real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

4.14.	Subprime Exposure. As of August 31, 2008, the aggregate total U.S. ABS
CDO/Subprime Net Exposure of the Company and its subsidiaries was $0.0 billion. As used in this paragraph, “Net Exposure” means the potential loss to the
Company in the event of a 100% default, assuming zero recovery, over a period of time.

4.15.	As used in this Agreement, the term “Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, has a material adverse effect on (i) the business, assets, liabilities, results of operation or financial condition of the Company and its subsidiaries taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement, other than, in each case, any adverse effect resulting from the announcement of the transactions contemplated by this
Agreement.

5.	Representations, Warranties and Covenants of the Investor. The Investor hereby represents and warrants to, and covenants with, the Company that:

	5.1.	(1) It is (a) a QIB and is an “accredited investor” within the meaning of Rule
501 of Regulation D promulgated under the Securities Act, (b) aware that the sale of Common Stock and Preferred Stock (collectively, including the
Common Stock issuable upon conversion of the Preferred Stock, the
“Securities”) to it is being made in reliance on a private placement exemption from registration under the Securities Act and (c) acquiring the
Securities for its own account or for the account of a QIB.

(2) It understands and agrees on behalf of itself and on behalf of any investor account for which it is purchasing Securities, and each subsequent holder of shares of Securities by its acceptance thereof will be deemed to agree, that such Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such
Securities have not been and, except as contemplated by the Registration
Rights Agreement, will not be registered under the Securities Act and that such Securities may be offered, resold, pledged or otherwise transferred only in accordance with the applicable provisions of the Investor
Agreement (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration under the Securities Act provided by
Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act, or (iv) to the Company or one of its subsidiaries, in each of cases (i) through (iv) in accordance with any applicable securities laws of any State of the United States, and that it will, and each subsequent holder is required to, notify any subsequent purchaser of Securities from it of the resale restrictions referred to above, as applicable, and will provide the Company and the transfer agent such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions, if applicable.

(3) It understands that, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with
Rule 144, the Company may require that the Securities will bear a legend or other restriction substantially to the following effect (it being agreed that if the Securities are not certificated, other appropriate restrictions shall be implemented to give effect to the following):

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION
EXEMPT FROM REGISTRATION UNDER THE UNITED STATES
SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”),
AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE
TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN
APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE
COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD,
PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A
TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT
TO ANY OTHER EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144
UNDER THE SECURITIES ACT (IF AVAILABLE) SUBJECT TO THE
ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
PURSUANT TO CLAUSE (II) TO REQUIRE THE DELIVERY OF AN
OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER
INFORMATION SATISFACTORY TO IT, (III) PURSUANT TO AN
EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES
ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN
EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY
APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED
STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT
HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER
OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS
REFERRED TO IN (A) ABOVE.

(4) In addition, for so long as the holder of the relevant Securities is subject to transfer restrictions contained in the Investor Agreement, the Company may require that the Securities bear a legend or other restriction substantially to the following effect: “THIS SECURITY IS SUBJECT TO
RESTRICTIONS ON TRANSFER SET FORTH IN AN INVESTOR
AGREEMENT, DATED [ ], AMONG THE COMPANY AND
CERTAIN OTHER PARTIES THERETO.” Such legend shall be
removed at the request of any holder thereof that is not subject to the transfer restrictions contained in the Investor Agreement.

(5) It:

(a) is able to fend for itself in the transactions contemplated hereby;

(b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and

(c) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(6) It acknowledges that (a) it has conducted its own investigation of the
Company and the terms of the Securities, (b) it has had access to the
Company’s public filings with the Securities and Exchange Commission and to such financial and other information as it deems necessary to make its decision to purchase the Securities, and (c) has been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with the decision to purchase the Securities.

(7) It understands that the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements and agrees that if any of the representations and acknowledgements deemed to have been made by it by its purchase of the Securities is no longer accurate, it shall promptly notify the Company. If it is acquiring
Securities as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.

5.2.	The Investor acknowledges that the Common Stock is listed on the New York
Stock Exchange and the Company is required to file reports containing certain business and financial information with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, and that it is able to obtain copies of such reports.

5.3.	The Investor acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with such issue of Securities, in any jurisdiction outside the United
States where action for that purpose is required. Each such person outside the
United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

5.4.	The Investor has full right, power, authority and capacity to enter into the
Transaction Documents and to consummate the transactions contemplated thereby and has taken all necessary action to authorize the execution, delivery and performance of the Transaction Documents.

5.5.	Authorization of the Registration Rights Agreement. As of the Closing Date, the
Registration Rights Agreement will have been duly authorized by the Investor, and will be validly executed and delivered by the Investor and assuming due authorization, execution and delivery of such agreement by the Company, will constitute a valid and binding obligation of, enforceable against the Investor in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law or policy.

5.6.	Authorization of the Investor Agreement. As of the Closing Date, the Investor
Agreement will have been duly authorized by the Investor, and will be validly executed and delivered by the Investor and assuming due authorization, execution and delivery of such agreement by the Company, will constitute a valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except to the extent that the enforcement thereof may be limited by the
Bankruptcy Exceptions.

5.7.	Authorization of this Agreement. This Agreement has been duly authorized, validly executed and delivered by the Investor, and assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except to the extent that the enforcement thereof may be limited by the
Bankruptcy Exceptions.

5.8.	No Reliance on Advice. The Investor understands that nothing in this Agreement, the Company’s public filings with the Securities and Exchange Commission or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities.

5.9.	As of the date hereof, and at all times from the date hereof to the Closing Date, neither the Investor nor any of its Controlled Affiliates, directly or indirectly owns, controls or has the power to vote or, during the period between the date hereof and the Closing Date, will own, control or have the power to vote, any voting securities of the Company or any securities convertible into or exercisable or exchangeable for voting securities of the Company (except for securities held in accounts of third-party customers as to which Investor would disclaim beneficial ownership in any filing made by it under U.S. federal securities laws).
The term “Controlled Affiliate” means, when used with reference to a specified
Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified or with the power, directly or indirectly, to direct the management or policies of such Person or to vote 25 percent or more of any class of voting securities of such Person, as interpreted by the Federal Deposit Insurance Corporation for purposes of the
Change in Bank Control Act, 12 U.S.C. §1817(j), or 12 C.F.R. Part 303, Subpart
E.

6.	Certain Additional Agreements of the Parties.

	6.1.	Strategic Alliance. The Company and the Investor shall discuss and negotiate in good faith in order to enter into definitive documentation relating to their establishment of a global strategic alliance having substantially the same scope and addressing substantially the same commercial opportunities described in
Schedule 6.1 (the “Strategic Alliance”), it being agreed that the Strategic Alliance shall not become effective until after the Closing. The Company and the Investor will use reasonable efforts to execute such definitive documentation on or prior to
June 30, 2009.

	6.2.	Regulatory Matters.

(i) The parties shall cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties (including any unions, works councils or other labor organizations) and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this
Agreement, and to otherwise consummate the transactions contemplated by the Transaction Documents as promptly as practicable. Each of the
Company and the Investor shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the confidentiality of information, the information that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.

(ii) Each of the parties shall, upon request, furnish to the other all information concerning itself, its subsidiaries, directors, officers and stockholders, and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of any of them or any of their respective subsidiaries to any
Governmental Entity in connection with the transactions contemplated by this Agreement.

(iii) Each of the parties shall promptly advise the others upon receiving any communication from any Governmental Entity the consent or approval of which is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any required regulatory approval will not be obtained or that the receipt of any such approval may be materially delayed.

(iv) Notwithstanding anything to the contrary contained in this Agreement, the parties hereby agree and acknowledge that neither this Section 6.1 nor the
“reasonable best efforts” standard shall require, or be construed to require,
Investor or any of its respective subsidiaries or other affiliates, in order to obtain any permits, consents, approvals or authorizations, or any terminations or waivers of any applicable waiting periods, to propose, negotiate or offer to effect, or consent or commit to, any terms, condition or restrictions that are reasonably likely to materially and adversely impact
(i) Investor's or any of its subsidiaries' ability to own or operate any of their respective businesses or operations or ability to conduct any such businesses or operations substantially as conducted as of the date of this
Agreement, (ii) the Company's or any of its subsidiaries' ability to own or operate any of their respective businesses or operations or ability to conduct any such businesses or operations substantially as conducted as of the date of this Agreement, or (iii) Investor's ability to acquire, hold and dispose of the Securities (or vote the Common Stock) and realize the economic incidents of ownership of such Securities (any such effect described in clause (i), (ii) or (iii), a “Substantial Detriment”).

	6.3.	NYSE Listing. The Company shall use its reasonable best efforts to cause the shares of Common Stock to be issued at the Closing or upon conversion of the
Preferred Stock to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing

	6.4.	Other Transaction Agreements. Each of the Company and the Investor shall duly execute and deliver at the Closing the Investor Agreement and the Registration
Rights Agreement.

	6.5.	Preferred Stock Certificate of Designations. Prior to the Closing, the Company
shall duly file with the Secretary of State of the State of Delaware the Preferred
Stock CoD.

7.	Survival of Representations, Warranties and Agreements. Notwithstanding any
investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Common
Stock being purchased and the payment therefor.

8.	Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier service, or when received by facsimile transmission if promptly confirmed, as follows:

(a) if to the Company, to:
Morgan Stanley
Attention: Chief Financial Officer
1585 Broadway
New York, NY 10036
Fax: +1 212 761-9575

with a copy to:

Wachtell, Lipton, Rosen & Katz
Attention: Edward D. Herlihy
Steven A. Rosenblum
Mark Gordon
51 West 52nd Street
New York, New York 10019
Fax: +1 212 403-2000

(b) if to the Investor, to:

Mitsubishi UFJ Financial Group, Inc.
Attention: Nobuyuki Hirano
7-1, Marunouchi 2-chome
Chiyoda-ku, Tokyo 100-8388 Japan
Fax: +813-3240-2498

with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Stanley F. Farrar and Donald J. Toumey
Fax: (212) 558-3588

or to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner.

9.	Changes. Except as contemplated herein, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the
Investor.

10.	Headings. The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

11.	Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.	Integration. This Agreement and the other Transaction Documents supersede all prior agreements and understandings (whether written or oral) between the Company, on the one hand, and the Investor, on the other hand, or either of them, with respect to the subject matter hereof.

13.	Applicable Law and Submission to Jurisdiction.

(a) This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed within the
State of Delaware.

(b) The Investor irrevocably submits to the nonexclusive jurisdiction of any Delaware
State or United States Federal court sitting in the County of New Castle, Delaware over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby. The Investor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. EACH PARTY
ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH
MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE
COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH
SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY
WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY
IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING
OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS
CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES
AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR
ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY
OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE
EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER,
(ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE
IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS
WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED
TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE
MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(b).

14.	Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15.	Information. The Company agrees to cooperate in good faith with any request by the
Investor to furnish the Investor with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of the Investor or any of its subsidiaries to any Governmental Entity in connection with the Stock Purchase.

16.	Publicity. On the date hereof, the Company shall issue a press release substantially in the form of Schedule 16 hereto. No other written public release or written announcement concerning the Stock Purchase contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance. The provisions of this Section shall not restrict the ability of a party to summarize or describe the transactions contemplated by this Agreement in any prospectus or similar offering document so long as the other party is provided a reasonable opportunity to review such disclosure in advance.

17.	Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by either the Investor or the Company if the Closing shall not have occurred by the 90th calendar day following the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(b) by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this
Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(c) by the mutual written consent of the Investor and the Company.

In the event of termination of this Agreement as provided in this Section, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of any covenant of this Agreement.

18.	Process Agent. The Investor irrevocably appoints MUFG North America, 1251 Avenue of the Americas, New York, NY 10020-1104, to act as its agent for service of process and any other documents in proceedings in the State of New York or any other
Proceedings in connection with this Agreement.

19.	Other. The parties acknowledge that the transactions contemplated hereby may give rise to preemptive rights pursuant to the Securities Purchase Agreement, made as of
December 19, 2007, between the Company and Best Investment Corporation. Nothing in
this Agreement, the other Transaction Documents or the Preferred Stock CoD shall be deemed to prevent the Company from complying with its obligations thereunder.

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:
MORGAN STANLEY	MITSUBISHI UFJ FINANCIAL GROUP, INC.

By: /s/ John J. Mack	By: /s/ Nobuo Kuroyanagi
Name: John J. Mack	Name: Nobuo Kuroyanagi
Title: Chairman and Chief Executive Officer	Title: President & CEO

First Amendment to Securities Purchase Agreement

     THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of October 3, 2008, is made by and among Morgan Stanley, a Delaware corporation (the “Company”), and Mitsubishi UFJ Financial Group, Inc., a joint stock company organized under the laws of Japan (the “Investor”).

W I T N E S S E T H:

     WHEREAS, the Company and the Investor are parties to that certain Securities Purchase Agreement, dated as of September 29, 2008 (the “Purchase Agreement”); and

     WHEREAS, the Company and the Investor have determined to amend the Purchase Agreement as set forth herein;

     NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

1.	Defined Terms. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Purchase Agreement.

2.	Amendments. The Purchase Agreement is hereby amended ab initio, effective as of the date thereof, as follows:

	2.1.	The form of the Preferred Stock CoD attached as Exhibit A to the Purchase Agreement is amended and restated in the form set forth as Exhibit AA to this Amendment.

	2.2.	The form of the Investor Agreement attached as Exhibit B to the Purchase Agreement is amended and restated in the form set forth as Exhibit BB to this Amendment.

	2.3.	Subsection c. of Section 3.3. of the Purchase Agreement is amended and restated as follows: “The General Counsel of the Federal Deposit Insurance Corporation (the “FDIC”) shall have issued a written legal opinion, in form and substance reasonably acceptable to the Company and the Investor, to the effect that the Investor will not be deemed to “control” the Company for purposes of Section 5(e)(5) of the U.S. Federal Deposit Insurance Act, as amended, as result of the transactions contemplated by the Purchase Agreement.”

3.	No Other Amendments. Except as expressly set forth herein, the Purchase Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed to be a waiver, amendment, modification or other change of any term, condition or provision of the Purchase Agreement (or a consent to any such waiver, amendment, modification or other change). All references in the Purchase Agreement to the Purchase Agreement shall be deemed to be references to the Purchase Agreement after giving effect to this Amendment.

4.	Changes. This Amendment may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

5.	Headings. The headings of the various sections of this Amendment have been inserted for convenience or reference only and shall not be deemed to be part of this Amendment.

6.	Severability. In case any provision contained in this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7.	Applicable Law and Submission to Jurisdiction. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed within the State of Delaware. The provisions of Sections 13(b) and 18 of the Purchase Agreement shall apply to this Amendment as if each such provision were set forth herein in their entirety.

8.	Counterparts. This Amendment may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

MORGAN STANLEY	MITSUBISHI UFJ FINANCIAL GROUP, INC.

By: /s/ John J. Mack	By: /s/ Nobuo Kuroyanagi
Name: John J. Mack	Name: Nobuo Kuroyanagi
Title: Chairman and Chief Executive Officer	Title: President & CEO

[Signature Page to Amendment to Securities Purchase Agreement]

EXHIBIT A

CERTIFICATE OF DESIGNATIONS OF PREFERENCES AND RIGHTS
OF THE
10% SERIES B NON-CUMULATIVE NON-VOTING PERPETUAL
CONVERTIBLE PREFERRED STOCK
($1,000 LIQUIDATION PREFERENCE PER SHARE)

OF

MORGAN STANLEY

     Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

MORGAN STANLEY, a Delaware corporation (the “Corporation”), DOES
HEREBY CERTIFY that, pursuant to resolutions of the Preferred Stock Financing Committee of the Board of Directors of the Corporation adopted on September 28, 2008, the creation of Series
B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, par value $0.01 per share, liquidation preference $1,000 per share (“Series B”) of the Corporation was authorized and the designation, preferences, privileges, voting rights, and other special rights and qualifications, limitations and restrictions of the Series B, in addition to those set forth in the Certificate of
Incorporation and Bylaws of the Corporation, are fixed as follows:

1.	Designation. The distinctive serial designation of such series of preferred stock is “Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock.” Each
share of Series B shall be identical in all respects to every other share of Series B, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 3 below.

2.	Number of Shares. The authorized number of shares of Series B shall be
[l]. Shares of Series B that are purchased or otherwise acquired by the Corporation, or converted into Common Stock or another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock provided that this Section 2 shall not apply to any purchase or other acquisition of shares of Series B by any Subsidiary of the
Corporation.

3.	Dividends.

(a)	Rate. Holders of shares of Series B shall be entitled to receive, only when, as and if declared by the Board of Directors or a duly authorized committee thereof out of funds of the Corporation legally available for payment, non-cumulative cash dividends on the liquidation preference of $1,000 per share at a rate per annum equal to 10%. Declared dividends on the Series B shall be payable from and including the date of initial issuance (in the case of the initial Dividend Period) or the immediately preceding Dividend Payment Date (in the case of

Dividend Periods other than the initial Dividend Period), and shall be payable quarterly, in arrears, on each January 15, April 15, July 15 and October 15, commencing on January 15, 2009
(each such date a “Dividend Payment Date”). If any date on which dividends would otherwise be payable shall not be a Business Day (as defined below), then the date of payment of dividends need not be made on such date, but such payment of dividends may be made on the next succeeding day that is a Business Day with the same force and effect as if made on the Dividend
Payment Date, and no additional dividends shall be payable nor shall interest accrue on the amount payable from and after such Dividend Payment Date to the next succeeding Business
Day. “Business Day” means any day that is not a Saturday or Sunday and that, in New York
City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

Dividends on the Series B shall not be cumulative; Holders of Series B shall not be entitled to receive any dividends not declared by the Board of Directors or a duly authorized committee thereof and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series B payable in respect of any
Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Corporation will have no obligation to pay a dividend for that Dividend Period on that
Dividend Payment Date or at any future time, whether or not dividends on the Series B are declared for any future Dividend Period. Declared and unpaid dividends shall not bear interest.

Dividends that are payable on the Series B on any Dividend Payment Date will be payable to holders of record of Series B as they appear on the stock register of the Corporation on the applicable Dividend Record Date, which shall be the 15th calendar day before such
Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a
Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business
Day.

The term “Dividend Period” means the period from and including each Dividend
Payment Date to but excluding the next succeeding Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of initial issuance of the
Series B and shall end on but exclude the next Dividend Payment Date). Dividends payable on the Series B shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b) Priority of Dividends. The Series B will rank (i) senior to the Common
Stock (as defined below) and any class or series of the Corporation’s capital stock expressly stated to be junior to the Series B, (ii) junior to any class or series of the Corporation’s capital stock expressly stated to be senior to the Series B (issued with the requisite consent of the
Holders of the Series B, if required) and (iii) at least equally with each other class or series of
Preferred Stock (as defined below) that the Corporation may issue with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the

Corporation. So long as any share of Series B remains outstanding, no dividend or distribution shall be paid or declared on Junior Stock, and no Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend
Period, unless the full dividend for the latest completed Dividend Period on all outstanding shares of Series B has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing limitation shall not apply to (i) repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan; (ii) an exchange, redemption, reclassification or conversion of any class or series of Junior Stock, or any junior stock of a Subsidiary of the Corporation, for any class or series of Junior Stock; (iii) the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged; (iv) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or (v) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock. In addition, the foregoing limitation shall not restrict the ability of Morgan Stanley & Co. Incorporated, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a related Dividend Period) in full upon the Series B and any shares of Parity Stock, all dividends declared on the Series B and all such Parity Stock and payable on such Dividend
Payment Date (or, in the case of Parity Stock having dividend payment dates different from the
Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period)
shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series B and all Parity
Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) bear to each other.

Subject to the foregoing, dividends (payable in cash, securities or other property)
may be determined by the Board of Directors or a duly authorized committee of the Board of
Directors and may be declared and paid on the Common Stock and any other stock ranking, as to dividends, equally with or junior to the Series B, from time to time out of any funds legally available for such payment, and the Series B shall not be entitled to participate in any such dividends.

4.	Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, Holders of
Series B shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, after satisfaction of all liabilities, if any, to creditors of the Corporation and subject to the rights of holders of any shares of capital stock of the Corporation then outstanding ranking senior to or pari passu with the Series B in respect of distributions upon liquidation, dissolution or winding up of the Corporation, and before any distribution of such assets or proceeds is made to or set aside for the holders of
Common Stock and any other classes or series of capital stock of the Corporation ranking junior to the Series B as to such distribution, a liquidating distribution in an amount equal to $1,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date). Holders of the Series B will not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation
Preference (as defined below) in full to all Holders of Series B and all holders of any stock of the
Corporation ranking equally with the Series B as to such distribution, the amounts paid to the
Holders of Series B and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preference of the Holders of Series B and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series B and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). Holders of the Series B will not be entitled to any other amounts from the
Corporation after they have received the full amounts provided for in this Section 4 and will have no right or claim to any of the Corporation’s remaining assets.

(c) Residual Distributions. If the Liquidation Preference on the Series B and
any other shares of the Corporation’s stock ranking equally as to such liquidation distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For
purposes of this Section 4, the merger or consolidation of the Corporation with or into any other corporation or other entity, including a merger or consolidation in which the Holders of Series B receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

5.	Voting Rights.

(a)	General. The Holders of Series B shall not have any voting rights except as set forth below and as determined by the Board of Directors or an authorized committee thereof or as otherwise from time to time required by law.

(b)	Right to Elect Two Directors Upon Nonpayment Events. If and
whenever dividends on any shares of the Series B, or any other Voting Preferred Stock, shall have not been declared and paid for the equivalent of six or more Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the
Board of Directors (the “Preferred Stock Directors”); provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirements of the
New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors; and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series B or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series B or other Voting Preferred
Stock, and delivered to the Secretary of the Corporation in such manner as provided for in
Section 16 below, or as may otherwise be required by law. The voting rights will continue until dividends on the shares of the Series B and any such series of Voting Preferred Stock shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four regular dividend periods following the
Nonpayment.

If and when dividends for at least four regular dividend periods following a
Nonpayment have been fully paid (or declared and a sum sufficient for such payment shall have been set aside) on the Series B and any other class or series of Voting Preferred Stock, the holders of the Series B and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least four regular dividend periods following a Nonpayment, the
Corporation may take account of any dividend it elects to pay for any dividend period after the regular dividend date for that period has passed.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series B together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a
Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of each vacancy shall not cause the Corporation to violate the corporate governance requirements of the New York
Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series B or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

The term “Voting Preferred Stock” means any other class or series of Preferred
Stock of the Corporation ranking equally with the Series B as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable. Voting Preferred Stock includes the Corporation’s Floating Rate Non-Cumulative Preferred Stock, Series A (the “Series
A”), if outstanding, and any class or series of Preferred Stock, whether or not cumulative, that the
Corporation may issue in the future, to the extent their like voting rights are exercisable at such time. Whether a plurality, majority or other portion of the shares of Series B and any other
Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the relative liquidation preferences of the shares voted.

(c) Other Voting Rights. So long as any shares of Series B are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of
Incorporation, the vote or consent of the holders of at least two-thirds of the shares of Series B and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of
Designations to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking senior to the
Series B with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series B. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of
Designations, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series B, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and
Consolidations. Any consummation of a binding share exchange or reclassification involving the Series B, or of a merger or consolidation of the
Corporation with another entity, unless in each case (x) the shares of Series B remain outstanding or are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding as securities of the Corporation or such other entity as permitted by clause (x) or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the
Series B, taken as a whole;

provided, however, that for all purposes of this Section 5(c), neither the issuance of any Series B in accordance with the terms of the Securities Purchase Agreement (as defined below) as in effect on the date hereof nor the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Preferred Stock ranking equally with the Series B with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative)
and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will be deemed to adversely affect the rights, preferences, privileges or voting powers of, and neither will require the affirmative vote or consent of, the holders of outstanding shares of Series B. In addition, any conversion of the Series B pursuant hereto shall not be deemed to adversely affect the rights, preferences, privileges and voting powers of the Series B. For purposes of clarification, no Holder of Series B shall have any voting rights with respect to any binding share exchange, reclassification, merger or consolidation which complies with the provisions of clause
(iii)(x) and (y) hereof.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 5(c) for which a vote is otherwise required would adversely affect one or more but not all other series of Voting Preferred Stock (including the
Series B for this purpose), then only such series of Preferred Stock as are adversely affected by and otherwise entitled to vote on the matter shall vote on the matter together as a class in lieu of all other series of Preferred Stock. If all series of a class of Preferred Stock that are otherwise entitled to vote on the matter are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status and that is otherwise entitled to vote thereon.

(d) Changes for Clarification. Without the consent of the holders of the
Series B, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series B, the Corporation may amend, alter, supplement or repeal any terms of the Series B:

(i)	to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii)	to make any provision with respect to matters or questions arising with respect to the Series B that is not inconsistent with the provisions of this
Certificate of Designations.

(e)	Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series B (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series B is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series B and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series B are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

6.	Redemption. The shares of Series B shall not be redeemable.

7.	Rank. Any stock of any class or classes or series of the Corporation shall be deemed to rank:

(a)	prior to shares of the Series B, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the
Holders of shares of the Series B;

(b)	on a parity with shares of the Series B, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series B, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the Holders of shares of Series B (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of Series B, either as to dividends or upon liquidation, dissolution or winding up, or both, as the content may require); and

(c)	junior to shares of the Series B, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class or classes or series shall be common stock or if the Holders of the Series B shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes or series.

The Series B shall rank, as to dividends and upon liquidation, dissolution or winding up, on a parity with the Series A and any Parity Preferred Stock issued hereafter.

8.	Additional Definitions. As used herein with respect to Series B:

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, excluding any debt securities convertible into such equity.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Price” of the Common Stock or any securities distributed in a Spin-Off, as the case may be, means, as of any date of determination:

(a)	the closing price on that date or, if no closing price is reported, the last reported sale price, of shares of the Common Stock or such other securities on the New York
Stock Exchange on that date; or

(b)	if the Common Stock or such other securities are not traded on the New
York Stock Exchange, the closing price on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so traded or, if no closing price is reported, the last reported sale price of shares of the Common Stock or such other securities on the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so traded on that date; or

(c)	if the Common Stock or such other securities are not traded on a U.S.
national or regional securities exchange, the last quoted bid price on that date for the Common
Stock or such other securities in the over-the-counter market as reported by Pink Sheets LLC or a similar organization; or

(d)	if the Common Stock or such other securities are not so quoted by Pink
Sheets LLC or a similar organization, the market price of the Common Stock or such other securities on that date as determined by a nationally recognized independent investment banking not affiliated with the Corporation retained by the Corporation for this purpose.

For the purposes of this Certificate of Designations, all references herein to the closing price and the last reported sale price of the Common Stock on the New York Stock

Exchange shall be such closing price and last reported sale price as reflected on the website of the New York Stock Exchange (www.nyse.com) and as reported by Bloomberg Professional
Service; provided that in the event that there is a discrepancy between the closing price and the last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing price and the last reported sale price on the website of the New York Stock Exchange shall govern.

“Common Stock” means the common stock, $0.01 par value, of the Corporation.

“Conversion Agent” shall mean BNY Mellon Shareowner Services, acting in its capacity as conversion agent for the Series B, and its successors and assigns or any other conversion agent appointed by the Corporation.

“Conversion Date” means each of a Mandatory Conversion Date and a Non-
Mandatory Conversion Date.

“Conversion Price” at any time means for each share of Series B the price equal to $1,000 divided by the Conversion Rate in effect at such time (initially $31.25).

“Conversion Rate” means initially 32 shares of Common Stock per share of Series
B, subject to adjustment in accordance with the provisions of this Certificate of Designations.

“Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

“DTC” means The Depository Trust Company, together with its successors and assigns.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means the first date on which the Common Stock trades, regular way, on the relevant exchange, or in the relevant market from which the Closing Price was obtained, without the right to receive such dividend or distribution.

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction as determined by the Board of Directors.

“Full Mandatory Conversion Date” means the 3rd Trading Day immediately following the first date after the second anniversary of the Issue Date as of which, for 20 Trading
Days within any period of 30 consecutive Trading Days beginning after such second anniversary and preceding such date, the Closing Price of the Common Stock has exceeded 150% of the then applicable Conversion Price.

“Fundamental Change” means the occurrence, prior to the Full Mandatory
Conversion Date, of one of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the
Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Corporation representing more than 50% of the voting power of the outstanding Common Stock;

(ii) consummation of any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries, in each case pursuant to which the Common Stock will be converted into, or receive a distribution of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the Persons that
“beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving Person or the ultimate parent entity thereof immediately after the transaction; or

(iii) shares of the Common Stock or shares of any other stock into which the
Series B is convertible are not listed for trading on any United States national securities exchange or cease to be traded in contemplation of a delisting (other than as a result of a transaction described in clause (ii) above);

provided, however, that a Fundamental Change with respect to clauses (i) and (ii) above will not be deemed to have occurred if at least 90% of the consideration received by holders of the
Common Stock in the transaction or transactions consists of shares of common stock or
American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with a
Fundamental Change; and provided, further, that with respect to any shares of Series B that are beneficially owned by the Initial Holder or its affiliates, a Fundamental Change with respect to clauses (i) or (ii) above will not be deemed to have occurred if the Initial Holder or any of its affiliates is part of the person or group referred to in clause (i) above or is a counterparty to the
Corporation in any of the transactions referred to in clause (ii) above.

“Holder” means the Person in whose name the shares of Series B are registered, which may be treated by the Corporation, Transfer Agent, Registrar, dividend disbursing agent and Conversion Agent as the absolute owner of the shares of Series B for the purpose of disbursing dividends and settling conversions and for all other purposes.

“Initial Holder” means Mitsubishi UFJ Financial Group, Inc.

“Issue Date” means October [__], 2008, the date of original issuance of the Series B.

“Junior Stock” means any class or series of capital stock of the Corporation that ranks junior to Series B as to the payment of dividends and rights in dissolution, liquidation and winding up of the Corporation. Junior Stock includes the Common Stock.

“Make-Whole Acquisition” means the occurrence, prior to the Full Mandatory
Conversion Date, of one of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the
Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Corporation representing more than 50% of the voting power of the outstanding Common Stock; or

(ii) consummation of any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries, in each case pursuant to which the Common Stock will be converted into, or receive distributions of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the Persons that
“beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving Person or the ultimate parent entity thereof immediately after the transaction;

provided, however, that a Make-Whole Acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with a Make-Whole Acquisition; and provided, further, that with respect to any shares of Series B that are beneficially owned by the Initial Holder or its affiliates, a Make-Whole Acquisition will not be deemed to have occurred if the Initial Holder or any of its affiliates is part of the person or group referred to in clause (i) above or is a counterparty to the Corporation in any of the transactions referred to in clause (ii) above.

“Make-Whole Acquisition Stock Price” means the consideration paid per share of
Common Stock in a Make-Whole Acquisition. If such consideration consists only of cash, the
Make-Whole Acquisition Stock Price shall equal the amount of cash paid per share of Common
Stock. If such consideration consists of any property other than cash, the Make-Whole
Acquisition Stock Price shall be the average of the Closing Price per share of Common Stock on each of the 10 consecutive Trading Days up to, but not including, the Make-Whole Acquisition
Effective Date.

“Mandatory Conversion Date” means a Partial Mandatory Conversion Date or a
Full Mandatory Conversion Date.

“Non-Mandatory Conversion Date” means an Early Conversion Date, a Make-
Whole Acquisition Conversion Date or a Fundamental Change Conversion Date.

“Open of Business” means 9:00 a.m., New York City time.

“Ownership Limit” means a number of shares of Common Stock equal to 0.149 times the sum, without duplication, of (1) the total number of outstanding shares of Common
Stock on such date of measurement and (2) the total number of shares of Common Stock to be converted on the Partial Mandatory Conversion Date.

“Parity Stock” means any other class or series of stock of the Corporation that ranks equally with the Series B in the payment of dividends and rights in dissolution, liquidation and winding up of the Corporation.

“Partial Mandatory Conversion Date” means the 3rd Trading Day immediately following the first date after the first anniversary of the Issue Date as of which, for 20 Trading
Days within any period of 30 consecutive Trading Days beginning after such first anniversary and preceding such date, the Closing Price of the Common Stock has exceeded 150% of the then applicable Conversion Price.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series B.

“Reference Price” means the price per share of Common Stock in connection with a Fundamental Change. If the holders of shares of Common Stock receive only cash in connection with the Fundamental Change, the Reference Price shall be the cash amount paid per share. Otherwise the Reference Price shall be the average of the Closing Price per share of
Common Stock on each of the 10 Trading Days up to, but not including, the effective date of the
Fundamental Change.

“Registrar” shall mean BNY Mellon Shareowner Services, acting in its capacity as registrar for the Series B, and its successors and assigns or any other registrar appointed by the
Corporation.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of December 19, 2007, between the Corporation and the Investor listed on the signature page thereto.

“Subsidiary” means with respect to any Person, any other Person more than fifty percent (50%) of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its
Subsidiaries or by such first Person and one or more of its Subsidiaries.

“Trading Day” means a day on which the Common Stock (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the Close of Business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

“Transfer Agent” shall mean BNY Mellon Shareowner Services, acting in its capacity as transfer agent for the Series B, and its respective successors and assigns or any other transfer agent appointed by the Corporation.

9.	Early Conversion at the Option of the Holder. Other than during a Make-
Whole Acquisition Conversion Period, any Holder shall have the right to convert such Holder’s shares of Series B, in whole or in part (but in no event less than one share of Series B), at any time prior to the Full Mandatory Conversion Date (“Early Conversion”), into shares of Common
Stock at the then applicable Conversion Rate, subject to satisfaction of the conversion procedures set forth in Section 10(b). The date of such Early Conversion is referred to herein as the “Early
Conversion Date.”

10.	Conversion.

(a)	Mandatory Conversion on Mandatory Conversion Date.

(i)	On the Partial Mandatory Conversion Date, one half of the
outstanding shares of Series B held by each Holder thereof will mandatorily convert into shares of Common Stock at the then applicable Conversion Rate; provided that to the extent such conversion would result in the number of shares of Common Stock beneficially owned by the
Initial Holder and its affiliates exceeding the Ownership Limit (such shares of Common Stock that would exceed the Ownership Limit, the “Excess Shares”) the number of shares of Series B of the Initial Holder so converted on the Partial Mandatory Conversion Date shall be limited to the number of shares of Series B such that after giving effect to such conversion, the shares of
Common Stock beneficially owned by the Initial Holder and its affiliates equal the Ownership
Limit; and provided further, that to the extent that there are Excess Shares and shares of
Common Stock are issued upon settlement of the equity units sold pursuant to the Securities
Purchase Agreement after the Partial Mandatory Conversion Date and prior to the Full
Mandatory Conversion Date, outstanding shares of Series B held by the Initial Holder will mandatorily convert into shares of Common Stock (but not greater than the number of Excess
Shares) at the then applicable Conversion Rate provided that the number of shares of Series B of the Initial Holder so converted shall be limited to the number of shares of Series B such that after giving effect to such conversion, the shares of Common Stock beneficially owned by the Initial
Holder and its affiliates do not exceed the Ownership Limit. No action shall be required by the
Holder thereof. The person or persons entitled to receive the shares of Common Stock issuable upon mandatory conversion of Series B will be treated as the record Holder(s) of such shares of
Common Stock as of the Close of Business on the Partial Mandatory Conversion Date. Except
as provided under Section 11(a)(xv), prior to the Close of Business on the Partial Mandatory
Conversion Date, the shares of Common Stock issuable upon conversion of the Series B will not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Series B.

(ii)	On the Full Mandatory Conversion Date, all of the outstanding shares of Series B will mandatorily convert into shares of Common Stock at the then applicable
Conversion Rate. No action shall be required by the Holder thereof. The person or persons entitled to receive the shares of Common Stock issuable upon mandatory conversion of Series B will be treated as the record holder(s) of such shares of Common Stock as of the Close of
Business on the Full Mandatory Conversion Date. Except as provided under Section 11(a)(xv), prior to the Close of Business on the Full Mandatory Conversion Date, the shares of Common
Stock issuable upon conversion of the Series B will not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Series B.

(iii)	In addition to the number of shares of Common Stock issuable pursuant to this Section 10(a), if applicable, the Holders on a Mandatory Conversion Date shall have the right to receive an amount equal to any declared and unpaid dividends on the Series B for the most recent Dividend Period ending on a Mandatory Conversion Date to the extent such
Holders were the Holders of record as of the Dividend Record Date for such dividend.

(b)	Conversion Procedures for a Non-Mandatory Conversion Date. To effect conversion on a Non-Mandatory Conversion Date, a Holder who:

(i)	holds a beneficial interest in a global certificate representing the
Series B must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay funds equal to the dividend payable on the next
Dividend Payment Date to which such Holder is not entitled by virtue of Section 10(e) and, if required, pay all transfer or similar taxes or duties, if any; or

(ii)	holds shares of Series B in certificated form must:

(A)	complete and manually sign the conversion notice on the
back of the Series B certificate or a facsimile of the conversion notice;

(B)	deliver the completed conversion notice and the certificated shares of Series B to be converted to the Conversion Agent;

(C)	if required, furnish appropriate endorsements and transfer
documents;

(D)	if required, pay funds equal to the dividend payable on the
next Dividend Payment Date to which such Holder is not entitled by virtue of
Section 10(e); and

(E)	if required, pay all transfer or similar taxes or duties, if any.

The conversion will be effective on the date on which a Holder has satisfied all of the foregoing requirements, to the extent applicable, which shall be the applicable Non-
Mandatory Conversion Date. A Holder will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its conversion rights, but such Holder will be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. A certificate representing Common Stock will be issued and delivered only after all applicable taxes and duties, if any, payable by the Holder have been paid in full.

The person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record Holder(s) of such shares of Common
Stock as of the Close of Business on the applicable Non-Mandatory Conversion Date. No allowance or adjustment, except as set forth in Section 11(a), shall be made in respect of dividends payable to Holders of Common Stock of record as of any date prior to such applicable
Non-Mandatory Conversion Date. Prior to such applicable Non-Mandatory Conversion Date, shares of Common Stock issuable upon conversion of any shares of Series B shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock
(including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of
Series B.

In the event that a conversion is effected with respect to shares of Series B representing fewer than all the shares of Series B held by a Holder, upon such conversion the
Corporation shall execute and the Registrar shall countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series B as to which conversion was not effected.

The Corporation shall deliver the shares of Common Stock to which the Holder converting pursuant to Section 9(a) is entitled on or prior to the third Trading Day immediately following the applicable Non-Mandatory Conversion Date.

(c)	Conversion Upon Make-Whole Acquisition.

(i)	In the event of a Make-Whole Acquisition, each Holder shall have the option to convert its shares of Series B (a “Make-Whole Acquisition Conversion”) at the
then applicable Conversion Rate during the period (the “Make-Whole Acquisition
Conversion Period”) beginning on the effective date of the Make-Whole Acquisition (the
“Make-Whole Acquisition Effective Date”) and ending on the date that is 30 days after the
Make-Whole Acquisition Effective Date and receive an additional number of shares of
Common Stock in the form of Make-Whole Shares as set forth in this Section 10(c). The date of such Make-Whole Acquisition Conversion is referred to herein as the “Make-
Whole Acquisition Conversion Date.”

(ii) The number of “Make-Whole Shares” shall be determined for the Series B by reference to the table below for the applicable Make-Whole Acquisition Effective
Date and the applicable Make-Whole Acquisition Stock Price:

Effective Date	$25.25	$26.00	$27.50	$30.00	$32.50	$35.00	$37.50	$40.00
October [ ], 2008	7.6040	7.1523	6.3231	5.1706	4.2577	3.5420	2.9855	2.5588
October [ ], 2009	7.6040	7.0734	6.2025	4.9612	3.9362	3.0896	2.3903	1.8122
October [ ], 2010
and thereafter	7.6040	7.0758	6.1992	4.9399	3.8789	2.9723	2.1872	1.4965

Effective Date	$45.00	$50.00	$55.00	$60.00	$70.00	$80.00	$90.00	$100.00
October [ ], 2008	1.9853	1.6463	1.4313	1.2805	1.0698	0.9198	0.8044	0.7122
October [ ], 2009	0.9388	0.6034	0.5113	0.4532	0.3777	0.3252	0.2847	0.2523
October [ ], 2010
and thereafter	0.3474	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(A)	The exact Make-Whole Acquisition Stock Prices and Effective
Dates may not be set forth in the table above, in which case:

(1) if the Make-Whole Acquisition Stock Price is between two
Make-Whole Acquisition Stock Price amounts in the table or the Make-
Whole Acquisition Effective Date is between two dates in the table, the number of Make-Whole Shares will be determined by straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Make-Whole Acquisition Stock Price amounts and the two Make-Whole Acquisition Effective Dates, as applicable, based on a
365-day year;

(2) if the Make-Whole Acquisition Stock Price is in excess of
$100.00 per share (subject to adjustment pursuant hereto), no Make-
Whole Shares will be issued upon conversion of the Series B; and

(3) if the Make-Whole Acquisition Stock Price is less than
$25.25 per share (subject to adjustment pursuant hereto), no Make-Whole
Shares will be issued upon conversion of the Series B.

(B)	The Make-Whole Acquisition Stock Prices set forth in the table above (and the corresponding prices set forth in clauses (2) and (3) above) are subject to adjustment pursuant hereto and shall be adjusted as of any date the

Conversion Rate is adjusted. The adjusted Make-Whole Acquisition Stock Prices
(and corresponding prices set forth in clauses (2) and (3) above) shall equal the
Make-Whole Acquisition Stock Prices (and corresponding prices set forth in clauses (2) and (3) above), respectively, applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion
Rate immediately prior to the adjustment giving rise to the Make-Whole
Acquisition Stock Price adjustments and the denominator of which is the
Conversion Rate as so adjusted. The number of Make-Whole Shares in the table above shall also be subject to adjustment in the same manner as the Conversion
Rate pursuant to Section 11.

(iii)	On or before the twentieth day prior to the date on which the Corporation anticipates consummating the Make-Whole Acquisition (or, if later, within two Business
Days after the Corporation becomes aware of a Make-Whole Acquisition described in the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A)	the date on which the Make-Whole Acquisition is anticipated to be effected;

(B)	the date, which shall be 30 days after the Make-Whole Acquisition
Effective Date, by which the Make-Whole Acquisition conversion option must be exercised;

(C)	the amount of cash, securities and other consideration payable per share of Common Stock or Series B, respectively; and

(D)	the instructions a Holder must follow to exercise its conversion option in connection with such Make-Whole Acquisition.

(iv)	To exercise a Make-Whole Acquisition Conversion option, a Holder must, no later than the Close of Business on the date by which the Make-Whole Acquisition
Conversion option must be exercised as specified in the notice delivered under
Section 10(c)(iii), comply with the procedures set forth in Section 10(b).

(v)	If a Holder does not elect to exercise the Make-Whole Acquisition
Conversion option pursuant to this Section 10(c), the shares of Series B or successor securities held by it shall remain outstanding but shall not be eligible to receive Make-
Whole Shares.

(vi)	Upon a Make-Whole Acquisition Conversion, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in Section 10(b), deliver to the Holder such cash, securities or other property as are issuable with respect to
Make-Whole Shares in the Make-Whole Acquisition.

(vii)	In the event that a Make-Whole Acquisition Conversion is effected with respect to shares of Series B or successor securities representing fewer than all the shares of Series B or successor securities held by a Holder, upon such Make-Whole Acquisition
Conversion, the Corporation or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of
Series B or such successor securities held by the Holder as to which a Make-Whole
Acquisition Conversion was not effected.

(viii)	If a Holder elects to convert its shares of Series B in connection with a
Make-Whole Acquisition, such Holder shall not be entitled to an adjusted conversion price pursuant to Section 10(g) to the extent such Make-Whole Acquisition also constitutes a Fundamental Change.

(d)	Registration of Common Stock. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Series B should be registered or the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(e)	Dividends. If a Non-Mandatory Conversion Date on which a Holder elects to convert Series B is prior to the Close of Business on the Dividend Record Date relating to any declared dividend for the Dividend Period in which such Holder is electing to convert, such Holder will not have the right to receive any declared dividends for that Dividend Period. If a Non-Mandatory Conversion Date on which a Holder elects to convert Series B is after the
Close of Business on the Dividend Record Date for any declared dividend and prior to the
Dividend Payment Date, such Holder shall receive that dividend on the relevant Dividend
Payment Date if such Holder was the Holder of record at the Close of Business on the Dividend
Record Date for that dividend. Notwithstanding the preceding sentence, if the Non-Mandatory
Conversion Date is after the Close of Business on the Dividend Record Date and prior to the
Open of Business on the Dividend Payment Date, whether or not such Holder was the Holder of record at the Close of Business on the Dividend Record Date, the Holder must pay to the
Conversion Agent upon conversion of the shares of Series B an amount in cash equal to the dividend payable on the Dividend Payment Date for the then-current Dividend Period on the shares of Series B being converted.

(f)	Outstanding Shares of Series B. Shares of Series B shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of Series B.

(g)	Conversion Upon Fundamental Change.

(i)	If the Reference Price in connection with a Fundamental Change is less than the then applicable Conversion Price, a Holder may convert each share of Series B during the period beginning on the effective date of the Fundamental Change and ending on the date that is 30 days after the effective date of such Fundamental Change at an adjusted conversion price equal to the greater of (1) the Reference Price and (2) $12.625, subject to adjustment as described herein (the “Base Price”). The date of such conversion upon a Fundamental Change is referred to herein as the “Fundamental
Change Conversion Date.”

(ii)	The Base Price shall be adjusted as of any date the Conversion Rate of the
Series B is adjusted pursuant hereto. The adjusted Base Price shall equal the Base Price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the
Base Price adjustment and the denominator of which is the Conversion Rate as so adjusted. If the Reference Price is less than the Base Price, Holders shall receive a maximum of 79.2079 shares of Common Stock per share of Series B (subject to adjustment in a manner inverse to the adjustments to the Base Price).

(iii)	On or before the 20th day prior to the date on which the Corporation anticipates consummating the Fundamental Change (or, if later, within two Business
Days after the Corporation becomes aware of a Fundamental Change described in clause
(i) of the definition of such term), a written notice shall be sent by or on behalf of the
Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

	(A)	the date on which the Fundamental Change is anticipated to be effected; and

	(B)	the date, which shall be 30 days after the effective date of a
Fundamental Change, by which the Fundamental Change conversion option must be exercised.

(iv)	On the effective date of a Fundamental Change, another written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

	(A)	the date that shall be 30 days after the effective date of the
Fundamental Change;

	(B)	the adjusted conversion price following the Fundamental Change;

	(C)	the amount of cash, securities and other consideration payable per share of Common Stock or Series B, respectively; and

	(D)	the instructions a Holder must follow to exercise its conversion option in connection with such Fundamental Change.

(v)	To exercise its conversion option upon a Fundamental Change, a Holder must, no later than the Close of Business on the date by which the conversion option upon the Fundamental Change must be exercised as specified in the notice delivered under Section 10(g)(iv), comply with the procedures set forth in Section 10(b).

(vi)	If a Holder does not elect to exercise its conversion option upon a
Fundamental Change pursuant to this Section 10(g), the shares of Series B or successor securities held by it will remain outstanding but shall not thereafter be entitled to convert in accordance with Section 10(g).

(vii)	Upon a conversion upon a Fundamental Change, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in
Section 10(b), deliver to the Holder such cash, securities or other property as are issuable with respect to the adjusted conversion price following the Fundamental Change.

(viii)	In the event that a conversion upon a Fundamental Change is effected with respect to shares of Series B or successor securities representing fewer than all the shares of Series B or successor securities held by a Holder, upon such conversion the
Corporation or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series B or such successor securities held by the Holder as to which a conversion upon a Fundamental
Change was not effected.

(ix)	If a Holder elects to convert its shares of Series B in connection with a
Fundamental Change, such Holder shall not be entitled to Make-Whole Shares pursuant to Section 10(c) to the extent such Fundamental Change also constitutes a Make-Whole
Acquisition.

(h)	A Holder cannot effect both a Make-Whole Acquisition Conversion and a
Fundamental Change Conversion with respect to a share of Series B.

(i)	Notwithstanding anything to the contrary in this Certificate of
Designations, a Holder of shares of Series B shall not, for a period of 35 calendar days after any
Conversion Date, sell any shares of Common Stock or other equity securities it receives upon conversion of the shares it converted on such Conversion Date.

11.	Anti-Dilution Adjustments.

(a)	The Conversion Rate shall be adjusted from time to time by the
Corporation as follows:

(i)	If the Corporation, at any time or from time to time while any of the Series B is outstanding, issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Corporation effects a share split or share combination in respect of the Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

CR' = CR0	X	OS'
OS0

where

CR0	=	the Conversion Rate in effect immediately prior to the
Close of Business on the Record Date for such dividend or
distribution, or the Close of Business on the effective date of such share split or combination, as applicable;

CR'	=	the new Conversion Rate in effect immediately after the
Close of Business on the Record Date for such dividend or
distribution, or the Close of Business on the effective date of such share split or share combination, as applicable;

OS0	=	the number of shares of Common Stock outstanding
immediately prior to the Close of Business on the Record
Date for such dividend or distribution, or the Close of
Business on the effective date of such share split or share
combination, as applicable; and

OS'	=	the number of shares of Common Stock outstanding
immediately after such dividend or distribution, or the
Close of Business on the effective date of such share split
or share combination, as applicable.

The Corporation will not pay any dividend or make any distribution on shares of
Common Stock held in treasury by the Corporation.

(ii) Except as otherwise provided for by Section 11(a)(iv) below, if the
Corporation, at any time or from time to time while any of the Series B is outstanding, distributes to all or substantially all holders of its outstanding shares of Common Stock any rights or warrants entitling them for a period of not more than 45 calendar days from the Record Date of such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price of the Common Stock on the Trading Day immediately preceding the
Record Date of such distribution, the Conversion Rate shall be adjusted based on the following formula:

CR' = CR0	X	OS0 + X
OS0 +Y

where

CR0	=	the Conversion Rate in effect immediately prior to the
Close of Business on the Record Date for such
distribution;

CR'	=	the new Conversion Rate in effect immediately after the
Close of Business on the Record Date for such
distribution;

OS0	=	the number of shares of Common Stock outstanding
immediately prior to the Close of Business on the Record
Date for such distribution;

X	=	the total number of shares of Common Stock issuable
pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the
aggregate price payable to exercise such rights or warrants
divided by the average of the Closing Prices of the
Common Stock over the ten consecutive Trading Day
period ending on the Trading Day immediately preceding
the Ex-Dividend Date for such distribution.

To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants upon the expiration or termination of such rights or warrants, the Conversion
Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the distribution of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

In determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any amount payable on exercise thereof, with the value of such consideration, if other than Cash, to be determined in good faith by the Corporation’s Board of
Directors.

(iii) If the Corporation, at any time or from time to time while any of the Series B is outstanding, shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Corporation (other than
Common Stock as covered by Section 11(a)(i) above), evidences of its indebtedness, assets, property or rights or warrants to acquire the Corporation’s Capital Stock or other securities, but excluding (i) dividends or distributions as to which an adjustment under Section 11(a)(i), Section
11(a)(ii) or Section 11(a)(iv) hereof shall apply, (ii) dividends or distributions paid exclusively in
Cash and (iii) Spin-Offs to which the provision set forth below in this Section 11(a)(iii) shall apply (any of such shares of Capital Stock, indebtedness, assets, property or rights or warrants to acquire the Corporation’s Common Stock or other securities, hereinafter in this Section 11(a)(iii)

called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

	CR' = CR0 X	SP0
SP -FMV

Where

CR0	=	the Conversion Rate in effect immediately prior to the
Close of Business on the Record Date for such
distribution;

CR'	=	the new Conversion Rate in effect immediately after the
Close of Business on the Record Date for such
distribution;

SP0	=	the average of the Closing Prices of the Common Stock
over the ten consecutive Trading Day period ending on the
Trading Day immediately preceding the Ex-Dividend Date
for such distribution; and

FMV	=	the fair market value (as determined in good faith by the
Corporation’s Board of Directors) of the portion of
Distributed Property with respect to each outstanding share
of Common Stock on the Record Date for such
distribution.

Notwithstanding the foregoing, if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, the
Corporation shall distribute to each Holder on the date the Distributed Property is distributed to holders of Common Stock, but without requiring such Holder to convert its shares of Series B, the amount of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date fixed for determination for stockholders entitled to receive such distribution. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 11(a)(iii) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the average of the
Closing Prices of the Common Stock for purposes of calculating SP0 in the formula in this
Section 11(a)(iii).

With respect to an adjustment pursuant to this Section 11(a)(iii) where there has been a payment of a dividend or other distribution on the Common Stock consisting of shares of
Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Corporation (a “Spin-Off”), the Conversion Rate in effect immediately before the Close of Business on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:

CR' = CR	X	FMV +MP0
MP0

where

CR0	=	the Conversion Rate in effect immediately prior to the
Close of Business on the 10th Trading Day immediately
following, and including, the effective date of the Spin-
Off;

CR'	=	the new Conversion Rate in effect from and after the Close
of Business on the 10th Trading Day immediately
following, and including, the effective date of the Spin-
Off;

FMV	=	the average of the Closing Prices of the Capital Stock or
similar equity interest distributed to holders of Common
Stock applicable to one share of Common Stock over the
10 consecutive Trading Day period immediately following,
and including, the effective date of the Spin-Off; and

MP0	=	the average of the Closing Prices of Common Stock over
the 10 consecutive Trading Day period immediately
following, and including, the effective date of the Spin-
Off.

Such adjustment shall occur on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off (it being agreed that notwithstanding Section 9(a), the Holder of the Series B shall not be entitled to convert the Series B pursuant to an Early
Conversion prior to such 10th Trading Day).

For purposes of this Section 11(a)(iii), Section 11(a)(i) and Section 11(a)(ii)
hereof, any dividend or distribution to which this Section 11(a)(iii) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of
Common Stock to which Section 11(a)(i) or 11(a)(ii) hereof applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of
Capital Stock other than such shares of Common Stock or rights or warrants to which Section
11(a)(i) or 11(a)(ii) hereof applies (and any Conversion Rate adjustment required by this Section
11 (a)(iii) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants to which Section 11(a)(i) or 11(a)(ii) hereof applies (and any further Conversion Rate adjustment required by Section 11(a)(i) and 11(a)(ii) hereof with respect to such dividend or distribution shall then be made), except (A) the Close of Business on the Record Date of such dividend or distribution shall be substituted for “the Close of Business on the Record Date,” “the Close of
Business on the Record Date or the Close of Business on the effective date,” “after the Close of
Business on the Record Date for such dividend or distribution or the Close of Business on the effective date of such share split or share combination” and “the Close of Business on the Record
Date for such distribution” within the meaning of Section 11(a)(i) and Section 11(a)(ii) hereof and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Close of Business on the Record Date or the Close
of Business on the effective date” within the meaning of Section 11(a)(i) hereof.

(iv) If the Corporation, at any time or from time to time while any of the Series B is outstanding, distributes rights or warrants to all holders of Common Stock entitling the holders thereof to subscribe for, purchase or convert into shares of the Corporation’s
Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (x) are deemed to be transferred with such shares of Common Stock; (y) are not exercisable; and (z) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of
Section 11(a)(iii) above, (and no adjustment to the Conversion Rate under Section 11(a)(iii)
above will be required) until the occurrence of the earliest Trigger Event and a distribution or deemed distribution under the terms of such rights or warrants at which time an appropriate adjustment (if any is required) to the Conversion Rate shall be made in the same manner as provided for under Section 11(a)(iii) above. If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 11(a)(iv) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants
(assuming such holder had retained such rights or warrants), made to all holders of Common
Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the
Conversion Rate shall be readjusted as if such rights or warrants had not been issued.

(v) (1) If the Corporation, at any time or from time to time while any of the Series B is outstanding, makes a regular, quarterly Cash dividend or distribution to all or substantially all holders of Common Stock during any quarterly fiscal period that exceeds $0.27
(the “Initial Dividend Threshold”), the Conversion Rate shall be adjusted based on the following formula:

CR1	= CR0	X	SP0
SP0-C

where

CR0	=	the Conversion Rate in effect immediately prior to the
Close of Business on the Record Date for such dividend or
distribution;

CR1	=	the new Conversion Rate in effect immediately after the
Close of Business on the Record Date for such dividend or
distribution;

SP0	=	the average Closing Price of the Common Stock over the
ten consecutive Trading Days ending on the Trading Day
immediately preceding the Ex-Dividend Date for such
dividend or distribution;

C	=	the amount in Cash per share the Corporation distributes or
dividends to holders of Common Stock in excess of the
Initial Dividend Threshold.

The Initial Dividend Threshold shall be adjusted in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the Initial
Dividend Threshold for any adjustment made to the Conversion Rate pursuant to clauses (1) or
(2) of this Section 11(a)(v).

(2) If the Corporation pays any cash dividend or distribution that is not a regular, quarterly cash dividend or distribution to all or substantially all holders of
Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1	= CR0	X	SP0
SP0 -C

where

CR0	=	the Conversion Rate in effect immediately prior to the
Close of Business on the Record Date for such dividend or
distribution;

CR1	=	the new Conversion Rate in effect immediately after the
Close of Business on the Record Date for such dividend or
distribution;

SP0	=	the average Closing Price of the Common Stock over the
ten consecutive Trading Days ending on the Trading Day
immediately preceding the Ex-Dividend Date for such
dividend or distribution;

C	=	the amount in Cash per share the Corporation distributes or
dividends to holders of Common Stock

(3) Notwithstanding the foregoing, if the portion of the Cash so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, the Corporation shall distribute to each Holder on the date the
Cash dividend or distribution is paid to holders of Common Stock, but without requiring such
Holder to convert its shares of Series B, the amount of Cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(4) For the avoidance of doubt, for purposes of this Section 11(a)(v), in the event of any reclassification of the Common Stock, as a result of which the Series B becomes convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 11(a)(v), references in this Section to one share of Common
Stock or Closing Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the
Series B is then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(vi) If the Corporation or any of its Subsidiaries makes a payment of
Cash or other consideration in respect of a tender offer or exchange offer for all or any portion of the Common Stock, where such Cash and the value of any such other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Closing
Price of the Common Stock on the Trading Day next succeeding the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

CR'= CR0	x AC + (SP' x OS')
OS0 x SP'

Where

CR0	=	the Conversion Rate in effect immediately prior to the
Close of Business on the expiration date;

CR'	=	the new Conversion Rate in effect immediately after the
Close of Business on the expiration date;

AC	=	the aggregate value of all Cash and any other consideration
(as determined in good faith by the Corporation’s Board of
Directors) paid or payable for shares purchased in such
tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding
immediately prior to the date such tender or exchange offer
expires;

OS'	=	the number of shares of Common Stock outstanding
immediately after the date such tender or exchange offer
expires (after giving effect to such tender offer or
exchange offer); and

SP'	=	the average Closing Price of Common Stock over the ten
consecutive Trading Days ending on the Trading Day next
succeeding the expiration date.

If the Corporation or a Subsidiary is obligated to purchase shares of Common
Stock pursuant to any such tender or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all or any portion of such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the
Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected. Except as set forth in the preceding sentence, if an adjustment to the Conversion Rate pursuant to this Section 11(a)(vi)
with respect to any tender offer or exchange offer would result in a decrease in the Conversion
Rate, no adjustment shall be made for such tender offer or exchange offer under this Section
11(a)(vi).

(vii)		For purposes of this Section 11(a) the term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any Cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of shareholders entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(viii)	If application of the formulas provided in Sections 11(a)(i),
11(a)(ii), 11(a)(iii), 11(a)(iv), 11(a)(v) or 11(a)(vi) above would result in a decrease in the
Conversion Rate, no adjustment (other than a readjustment as described in such sections) to the
Conversion Rate shall be made except in the case of a share split or combination of the Common
Stock.

(ix)	If one or more events occur requiring an adjustment be made to the
Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Corporation’s Board of Directors to reflect the combined impact of such Conversion Rate adjustments, as set out in this Section 11(a), during such period.

(x)	Notwithstanding any of the foregoing clauses in this Section 11, no adjustment in the Conversion Rate shall be required unless the adjustment would result in a change in the Conversion Rate of at least 1.00%; provided, however, that any adjustment which by reason of this Section 11(a)(x) is not required to be made shall be carried forward and the
Corporation shall make such adjustment, regardless of whether the aggregate adjustment is less than 1.00%, within one year of the first such adjustment carried forward or in connection with any conversion of Series B. All calculations under this Section 11 shall be made to the nearest one-ten thousandth (1/10,000) of a cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.

No adjustment in the Conversion Rate need be made (i) for issuances of Common
Stock pursuant to any present or future plan for reinvestment of dividends or interest payable on the Corporation’s securities or the investment of additional optional amounts in shares of
Common Stock under any plan, (ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Corporation or any of its Subsidiaries, (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Series B was first issued, (iv)
for a change in the par value of the Common Stock, (v) for repurchases of shares of Common
Stock in open market transactions or privately negotiated transactions, or (vi) for accumulated and unpaid dividends, other than as expressly contemplated by Section 11(a)(i).

No adjustment to the Conversion Rate need be made pursuant to Section 11(a)(i)
through (ix) above for a transaction if Holders are permitted to participate in the transaction without conversion, concurrently with the holders of Common Stock, on a basis and with notice that the Board of Directors of the Corporation determines in good faith to be fair and appropriate in light of the basis and notice to holders of Common Stock participating in the transaction.

Whenever a provision of this Certificate of Designations requires the calculation of an average of the Closing Price over a span of multiple days, the Corporation will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the average is to be calculated.

(xi)	Upon conversion of the Series B, the Holders shall receive, in addition to any shares of Common Stock issuable upon such conversion, any associated rights issued under any shareholder rights agreement of the Corporation that provides that each share of
Common Stock issued upon conversion of the Series B at any time prior to the distribution of separate certificates representing such rights will be entitled to receive such rights unless, prior to conversion, the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with such rights plan, and no adjustment shall be made to the Conversion Rate pursuant to Section 11(a)(iv) hereof. If, prior to any conversion, the rights have separated from the Common Stock, the Conversion Rate shall be adjusted at the time of separation as if the Corporation distributed to all holders of Common Stock, shares of Capital
Stock, evidences of indebtedness, assets, property or rights or warrants as described in Section
11(a)(iv) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(xii)	Subject to applicable stock exchange rules and listing standards, the Corporation shall be entitled to increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the best interests in the Corporation; provided the Corporation has given to the Conversion Agent and DTC at least 15 days’ prior notice of any such increase in the Conversion Rate and the period during which it will be in effect. Subject to applicable stock exchange rules and listing standards, the Corporation shall be entitled to increase the Conversion Rate, in addition to the events requiring an increase in the Conversion Rate pursuant to Section 11 hereof, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to shareholders in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Corporation to its shareholders or other events.

(xiii)	Whenever the Conversion Rate is adjusted as herein provided, the
Corporation will issue a notice to the Conversion Agent and DTC containing the relevant information and make this information available on the Corporation’s website. In addition, the
Corporation shall provide upon the request of a Holder of Series B, to the extent not posted on the Corporation website, a brief statement setting forth in reasonable detail how the adjustment to the Conversion Rate was determined and setting forth the adjusted Conversion Rate.

(xiv)	For purposes of this Section 11, the number of shares of Common
Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of
Common Stock.

(xv)	If the record date for a dividend or distribution on Common Stock occurs prior to a Mandatory Conversion Date and the payment date for a dividend or distribution on Common Stock occurs after a Mandatory Conversion Date, and such dividend or distribution would have resulted in an adjustment to the Conversion Rate if such dividend or distribution does not result in an adjustment to the Conversion Rate but were paid prior to such Mandatory
Conversion Date, then without duplication the Corporation shall deem the Holders to be holders of record of Common Stock for purposes of that dividend or distribution. In that case, the
Holders will receive the number of shares of Common Stock issuable upon the applicable
Mandatory Conversion Date together with the dividend or distribution on such shares of
Common Stock so converted.

12.	Reorganization Events.

(a)	In the event of:

(i) any consolidation or merger of the Corporation with or into another Person or of another Person with or into the Corporation;

(ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety;

(iii) any statutory share exchange of the Corporation with another
Person (other than in connection with a merger or acquisition); or

(iv) any liquidation, dissolution or termination of the Corporation;
in each case in which holders of Common Stock would be entitled to receive cash, securities or other property for their shares of Common Stock (any such event specified in this Section 12(a), a “Reorganization Event”), each share of Series B outstanding immediately prior to such
Reorganization Event shall, without the consent of Holders, become convertible into the kind of cash, securities and other property receivable in such Reorganization Event by a holder of one share of Common Stock that was not the counterparty to the Reorganization Event or an affiliate of such other party (such cash, securities and other property, the “Exchange Property”).

(b)	In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the “Exchange
Property” that Holders of the Series B will be entitled to receive shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common
Stock that affirmatively make an election (or of all such holders if none make an election). The number of units of Exchange Property for each share of Series B converted following the effective date of such Reorganization Event shall be determined based on the Conversion Rate then in effect on the applicable Conversion Date, determined as if the references to a “share of
Common Stock” in this Certificate of Designations were to “unit of Exchange Property.”

(c)	After a Reorganization Event, for purposes of determining whether a
Mandatory Conversion Date has occurred, the term “Closing Price” shall be deemed to refer to the closing sale price, last quoted bid price or mid-point of the last bid and ask prices, as the case may be, of any publicly traded securities that comprise all or part of the Exchange Property. For purposes of this Section 12, references to Common Stock in the definition of “Trading Day”
shall be replaced by references to any publicly traded securities that comprise all or part of the
Exchange Property.

(d)	The above provisions of this Section 12 shall similarly apply to successive
Reorganization Events and the provisions of Section 11 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such
Reorganization Event.

(e)	The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the
Exchange Property. Failure to deliver such notice shall not affect the operation of this
Section 12 or the validity of any Reorganization Event.

13.	Fractional Shares.

(a)	No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Series B.

(b)	In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 10(a) or a conversion at the option of the Holder pursuant to Section 9(a), Section 10(c) or Section 10(g), the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of:

(i)	in the case of a mandatory conversion pursuant to Section 10(a), a
Make Whole Acquisition conversion pursuant to Section 10(c) or a Conversion Upon
Fundamental Change pursuant to Section 10(g), the average of the Closing Prices over the five consecutive Trading Day period preceding the Trading Day immediately preceding the applicable Conversion Date; or

(ii)	in the case of an Early Conversion pursuant to Section 9(a), the
Closing Price of the Common Stock on the second Trading Day immediately preceding the Early
Conversion Date.

(c)	If more than one share of the Series B is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the
Series B so surrendered.

14.	Reservation of Common Stock.

(a)	The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury by the Corporation, solely for issuance upon the conversion of shares of Series B as provided in this Certificate of
Designations, free from any preemptive or other similar rights, such number of shares of
Common Stock as shall from time to time be issuable upon the conversion of all the shares of
Series B then outstanding. For purposes of this Section 14(a), the number of shares of Common
Stock that shall be deliverable upon the conversion of all outstanding shares of Series B shall be computed as if at the time of computation all such outstanding shares were held by a single
Holder.

(b)	Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series B, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c)	All shares of Common Stock delivered upon conversion of the Series B shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d)	Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series B, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)	The Corporation hereby covenants and agrees that, if at any time the
Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series B; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Series B into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the
Series B in accordance with the requirements of such exchange or automated quotation system at such time.

15.	Record Holders. To the fullest extent permitted by applicable law, the
Corporation and the transfer agent for the Series B may deem and treat the record holder of any share of Series B as the true and lawful owner thereof for all purposes, and neither the
Corporation nor such transfer agent shall be affected by any notice to the contrary.

16.	Notices. All notices or communications in respect of Series B shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

17.	Preemptive or Subscription Rights. Except as expressly provided in any agreement between a Holder and the Corporation, no share of Series B shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

18.	Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell shares of Series B from time to time to such extent, in such manner, and upon such terms as the Board or any duly authorized committee of the Board may determine;
provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

19.	Other Rights. The shares of Series B shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of
Incorporation of the Corporation or as provided by applicable law.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand this ____ day of October, 2008.

MORGAN STANLEY

By
Name:
Title:

Exhibit B

FORM OF

INVESTOR AGREEMENT

BY AND BETWEEN

MORGAN STANLEY

AND

INVESTOR

DATED AS OF [          ], 2008

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS

Section 1.1	Definitions	1

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1	Representations and Warranties of the Company	4
Section 2.2	Representations and Warranties of the Investor	5

ARTICLE III
BOARD REPRESENTATION AND VOTING; STANDSTILL PROVISIONS

Section 3.1	Board of Directors	5
Section 3.2	Voting	6
Section 3.3	Standstill Restrictions	6
Section 3.4	Standstill Period	8

ARTICLE IV
TRANSFER RESTRICTIONS

Section 4.1	Transfer Restrictions	8

ARTICLE V
PREEMPTIVE RIGHTS

Section 5.1	Preemptive Rights	10
Section 5.2	Notice	10
Section 5.3	Purchase Mechanism	11
Section 5.4	Cooperation	12
Section 5.5	Limitation of Rights	12
Section 5.6	Termination of Preemptive Rights	12

ARTICLE VI
INVESTOR APPROVAL RIGHT

Section 6.1	Investor Approval Right	12

ARTICLE VII
EFFECTIVENESS AND TERMINATION

Section 7.1	Termination	12

-ii-

          INVESTOR AGREEMENT (this “Agreement”), by and between Morgan Stanley, a Delaware corporation (the “Company”) and Mitsubishi UFJ Financial Group, Inc., a joint stock company organized under the laws of Japan (the “Investor”), dated as of [   ], 2008.

W I T N E S S E T H:

          WHEREAS, the Company and the Investor have entered into a Securities Purchase Agreement, dated September 29, 2008 (as it may be amended from time to time, the “Purchase Agreement”), pursuant to which the Investor has purchased and acquired from the Company, and the Company will issue and sell to the Investor, 117,000,000 shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) at a purchase price of $25.25 per share and 6,045,750 shares of a newly created series of preferred stock designated the 10% Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, par value $.01 per share, of the Company (the “Preferred Stock”) at a purchase price of $1,000 per share (such shares of Preferred Stock together with such shares of Common Stock, the “Investment”).

          NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

          Section 1.1    Definitions.    In addition to other terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the meanings ascribed to them below:

          “Affiliate" or "affiliate" means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person (as used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise).

          “Agreement” shall have the meaning assigned in the preamble hereto.

          “Beneficially Own” shall mean, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date hereof, and “Beneficial Ownership” shall have the corresponding meaning.

          “Board” shall mean the Board of Directors the Company.

          “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday in New York City, or any other day on which commercial banks in New York City are authorized or required by law or government decree to close.

          “Closing” shall have the meaning assigned in the Purchase Agreement.

          “Closing Date” shall have the meaning assigned in the Purchase Agreement.

          “Common Stock” shall have the meaning assigned in the recitals hereto.

          “Company” shall have the meaning assigned in the preamble hereto.

          “Company Proprietary Information” shall have the meaning set forth in Section 8.1.

          “Controlled Affiliate” means any Affiliate of the specified Person that is, directly or indirectly, controlled (as defined in the definition of “Affiliate”) by the specified Person.

          “Covered Securities” shall mean Common Stock and any securities convertible into or exercisable or exchangeable for Common Stock that are not Excluded Securities.

          “Designated Securities” shall have the meaning assigned in Section 5.2(a).

          “Director” shall mean any member of the Board.

          “Economic Interest Percentage” of the Investor in the Company shall mean, calculated at any particular point in time, the ratio, expressed as a percentage, of (x) the aggregate number of shares of Common Stock Beneficially Owned by the Investor at the relevant time (for purposes of this definition, treating the Preferred Stock as fully converted into the underlying Common Stock) to (y) the total number of shares of Common Stock outstanding at the relevant time, on a Fully Diluted Basis.

          “Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations promulgated thereunder, all as amended, and as the same may be in effect from time to time.

          “Excluded Securities” shall mean any securities that are (i) issued by the Company pursuant to any employment contract, employee or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan whereby stock is being issued or offered to a trust, other entity or otherwise, to or for the benefit of any employees, potential employees, officers or directors of the Company, (ii) issued by the Company in connection with a business combination or other merger, acquisition or disposition transaction, (iii) issued with reference to the common stock of a subsidiary (e.g., a carve-out transaction), (iv) issued in connection with a dividend investment or stockholder purchase plan or (v) issued upon the conversion, exchange or exercise of any security or right or purchase obligation outstanding as of the date hereof in accordance with its terms as such terms exist as of the date hereof.

          “Fully Diluted Basis” shall mean based on the total number of shares of the relevant class of stock or type of equity interest that would be outstanding on the relevant date assuming the exercise of all options, warrants and other rights or obligations (including purchase contracts) to acquire such relevant class of stock or type of equity interest (without regard to exercisability, vesting or similar provisions and restrictions thereof) and the conversion or exchange of all securities convertible into or exchangeable for stock or equity interest (without regard to exercisability, vesting or similar provisions and restrictions thereof.

          “Governmental Entity” shall have the meaning assigned in the Purchase Agreement.

          “Hedge” shall mean, in respect of the Common Stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such Common Stock, whether any such transaction, swap or series of transactions is to be settled by delivery of securities, in cash or otherwise.

          “Investment” shall have the meaning assigned in the recitals hereto.

          “Investor” shall have the meaning assigned in the preamble hereto.

          “Investor Director” shall have the meaning assigned in Section 3.1(a).

          “Investor Nominee” shall have the meaning assigned in Section 3.1(a).

          “Investor Percentage Interest” shall mean, as of any date, the percentage equal to (i) the aggregate number of shares of Common Stock Beneficially Owned by the Investor (treating the convertible securities of the Company that are Beneficially Owned by the Investor or its Affiliates as fully converted into the underlying Common Stock) divided by (ii) the total number of outstanding Shares of Common Stock after giving effect to the issuance to the Investor of all shares described in clause (i).

          “Investor Proprietary Information” shall have the meaning set forth in Section 8.2.

          “Investor Rights Termination Event” shall be deemed to have occurred if, at the close of any Business Day following the Closing Date, the Investor’s Economic Interest Percentage is less than 10%.

          “Japanese Financial Institution” shall mean a Japanese bank, insurance company, leasing company, securities broker-dealer, or trust bank, as well as any company that controls any of the foregoing (as used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise).

          “Nominee Disclosure Information” shall have the meaning assigned in Section 3.1(b).

          “Notice Date” shall have the meaning assigned in Section 3.1(a).

          “Observer” shall have the meaning assigned in Section 3.1(d).

          “Person” shall mean a legal person, including any individual, corporation, company, partnership, joint venture, association, joint-stock company, trust, limited liability company or unincorporated association or any other entity or organization, including a government or any agency or political subdivision thereof, or any other entity of whatever nature.

          “Preferred Stock” shall have the meaning assigned in the recitals hereto.

          “Private Placement” shall have the meaning set forth in Section 5.2(b).

          “Process Agent” shall have the meaning set forth in Section 9.12.

          “Purchase Agreement” shall have the meaning assigned in the recitals hereto.

          “Qualified Offering” shall mean a public or nonpublic offering of Covered Securities for cash, and, for the avoidance of doubt, shall include all Covered Securities issued in respect of such offering pursuant to the exercise of preemptive rights.

          “Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of [   ], 2008, executed and delivered between the Company and the Investor concurrently with the execution and delivery of this Agreement.

          “Related Agreements” shall mean the Purchase Agreement and Registration Rights Agreement.

          “SEC” shall mean the U.S. Securities and Exchange Commission.

          “Securities” means shares of Common Stock and Preferred Stock.

          “Securities Act” shall mean the U.S. Securities Act of 1933, and any similar or successor federal statute, and the rules and regulations promulgated thereunder, all as amended, and as the same may be in effect from time to time.

          “Subsidiary” means, with respect to any Person, any other Person more than fifty percent (50%) of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries. A Subsidiary that is directly or indirectly wholly owned by another Person except for directors’ qualifying shares shall be deemed wholly owned for the purposes of this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

          Section 2.1    Representations and Warranties of the Company.    The Company represents and warrants to the Investor as of the date hereof as follows:

          (a)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

          (b)    This Agreement and all transactions and obligations contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company.

          (c)    This Agreement has been duly executed and delivered by the Company and, assuming due authorization and valid execution and delivery by the Investor, is a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

          Section 2.2    Representations and Warranties of the Investor.    The Investor represents and warrants to the Company as of the date hereof as follows:

          (a)    The Investor has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

          (b)    This Agreement and all transactions and obligations contemplated hereby have been duly and validly authorized by all necessary action on the part of the Investor.

          (c)    This Agreement has been duly executed and delivered by the Investor and, assuming due authorization and valid execution and delivery by the Company, is a valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

ARTICLE III
BOARD REPRESENTATION AND VOTING; STANDSTILL PROVISIONS

          Section 3.1    Board of Directors.    (a)    Until an Investor Rights Termination Event, the Company shall take all lawful action to cause one of the Investor’s senior officers or directors designees to be a member of the Board.  At the later of the Closing or the tenth Business Day following the Notice Date, (i) the number of directors on the Board shall be increased by one and (ii) the Board will elect to the Board a senior officer or director of the Investor to be designated by the Investor in writing to the Company (the “Investor Nominee”) who satisfies any applicable regulatory requirements applicable to directors or director nominees to the Board (the date of the receipt of such writing relating to such reasonably acceptable Investor Nominee, the “Notice Date”, and such Investor Nominee elected to the Board, the “Investor Director”).  For purposes of this Section 3.1, Investor shall mean Mitsubishi UFJ Financial Group, Inc., notwithstanding any Transfer to a Controlled Affiliate.

          (b)    Until an Investor Rights Termination Event, at any annual or special meeting of shareholders of the Company at which Directors are to be elected (and at which the seat held by the Investor Director is subject to election), the Company shall, provided the Investor shall have complied with the immediately succeeding sentence of this paragraph (b), renominate the Investor Director, or nominate another Investor Nominee designated by the Investor in writing to be elected to the Board, and shall use its best efforts to cause such person to be elected to such position. The Investor shall notify the Company of its proposed nominee to the Board, in writing, no later than the latest date on which stockholders of the Company may make nominations to the Board in accordance with the bylaws of the Company, together with all information concerning such nominee reasonably requested by the Company, so that the Company can comply with applicable disclosure rules (the “Nominee Disclosure Information”); provided that in the event the Investor fails to provide any such notice, the Investor Nominee shall be the person then serving as the Investor Director as long as the Investor provides the Nominee Disclosure Information to the Company promptly upon request by the Company.

          (c)    In the event of the death, disability, resignation or removal of the Investor Director, the Board will promptly elect to the Board an Investor Nominee to fill the resulting vacancy, which such individual shall then be deemed an Investor Director for all purposes hereunder.

          (d)    Until an Investor Rights Termination Event, the Company shall permit one senior officer or director of the Investor designated by the Investor in writing to the Company (the “Observer”) to attend each physical and telephonic meeting of the Board as an observer, and shall cause the Observer to be furnished with all information generally provided to the Board. Notwithstanding the foregoing, the Observer shall not participate in any meeting or receive any materials (1) if the Investor Director has recused himself or herself because he or she is reasonably likely to have a conflict of interest with respect to the subject matter of the meeting or any portion of the meeting or (2) to the extent but only to the extent that the Observer’s attendance or receipt of such materials is, in the opinion of the Company’s counsel, reasonably likely to adversely affect the existence of legal privilege. Such Observer shall not be entitled to vote at any Board meeting or receive any compensation or reimbursement of expenses from the Company for services as an observer, and shall not participate in executive sessions of the Board. In the event of the death, disability, resignation or removal of the Observer, the Investor will promptly designate another senior officer or director of the Investor to serve as the Observer.

          (e)    All obligations of the Company pursuant to this Section 3.1 shall terminate, and the Investor shall cause the Investor Director to resign from the Board, immediately upon the occurrence of an Investor Rights Termination Event.

          Section 3.2    Voting.    The Investor agrees to cause each share of Common Stock Beneficially Owned by it that is entitled to vote in any election for Directors to be present in person or represented by proxy at all meetings of stockholders of the Company, so that all such shares shall be counted as present for determining the presence of a quorum at such meetings. The provisions of this Section 3.2 shall not apply at any time that the Company is not in compliance with its obligations under Section 3.1 or following the occurrence of an Investor Rights Termination Event.

          Section 3.3    Standstill Restrictions.    During the Standstill Period (as defined in Section 3.4), the Investor shall not, and shall not permit any of its Affiliates to, without the prior written consent of the Company:

(i)	acquire, agree to acquire or make any public proposal to acquire, directly or indirectly, Beneficial Ownership of any voting securities or assets of the
Company or its Subsidiaries, except (A) the acquisition of securities or assets by the Investor or any of its wholly owned Subsidiaries from the
Investor or any such Subsidiary, (B) Beneficial Ownership resulting from the acquisition of interests in any unrelated Person that has Beneficial
Ownership of shares of Common Stock, provided, in the case of this clause (B) that (1) the acquisition of Beneficial Ownership of Common
Stock was not the primary purpose of the acquisition of interests in such unrelated Person, (2) the Investor or the relevant Affiliate divests, or causes the unrelated Person to divest, any such shares of Common Stock reasonably promptly in a commercially reasonable manner, and (3) any such shares of Common Stock shall not be counted in any calculation of the Investor’s Economic Interest Percentage, (C) pursuant to the exercise of Preemptive Rights pursuant to Article V, or, prior to the time Investor first takes an action described in Section 5.6(ii), purchases of Common
Stock in the open market that do not result in Investor’s Economic Interest
Percentage being greater than 20%, or (D) on behalf of customers in the ordinary course of their respective financial services businesses;

(ii)	deposit any shares of Common Stock in a voting trust or similar arrangement or subject any shares of Common Stock to any voting agreement, pooling arrangement or similar arrangement, or grant any proxy with respect to any shares of Common Stock;

(iii)	publicly propose to enter into, directly or indirectly, any merger or other business combination or similar transaction with, or change in control transaction involving, the Company or its Subsidiaries;

(iv)	make, or in any way join in, directly or indirectly, any “solicitation” of
“proxies” (as such terms are used in the proxy rules of the SEC) to vote any securities of the Company or its Subsidiaries;

(v)	call, or seek to call, a meeting of the shareholders of the Company or initiate any shareholder proposal for action by shareholders of the
Company;

(vi)	seek a release of the restrictions contained in this Section 3.3, in any manner that would require public disclosure thereof;

(vii)	form, join or in any way participate in a “group” (within the meaning of
Section 13(d)(3) of the Exchange Act) that, with respect to any securities of the Company or its Subsidiaries, would be required under Section 13(d)
of the Exchange Act and the rules and regulations thereunder to file a
Statement on Schedule 13D with the SEC as a “person” (within the meaning of Section 13(d)(3) of the Exchange Act); or

(viii)	publicly disclose any plan or proposal with respect to the foregoing.

The provisions of this Section 3.3 shall not apply at any time that the Company is not in compliance with its obligations under Section 3.1.

          Section 3.4    Standstill Period.    “Standstill Period” shall mean the period from the date hereof until the earlier of (i) the fifth anniversary of the Closing Date, and (ii) the occurrence of an Investor Rights Termination Event. In addition the Standstill Period shall be suspended, and the restrictions of Section 3.3 shall not apply, upon the failure of any Investor Nominee to be elected to the Board within 60 calendar days following any annual or special meeting of shareholders of the Company at which an Investor Nominee stood for election but was nevertheless not elected, provided that the Standstill Period shall resume and the restrictions of Section 3.3 shall apply, from and after the date that such Investor Nominee (or an alternate designated by the Investor) is elected or appointed to the Board.

ARTICLE IV
TRANSFER RESTRICTIONS

          Section 4.1    Transfer Restrictions.    (a)    The Investor shall not offer, sell, pledge or otherwise transfer (“Transfer”) any of the Securities or Hedge its direct or indirect exposure to the Common Stock (including the Common Stock issuable upon conversion of the Preferred Stock) prior to the first anniversary of the Closing Date; provided that, notwithstanding the foregoing, following (i) a notice of a Make-Whole Acquisition pursuant to Section 10(c)(iii) of the Certificate of Designations for the Preferred Stock or (ii) a notice of a Fundamental Change pursuant to Section 10(g)(iii) of the Certificate of Designations for the Preferred Stock, the Investor may Transfer any of the Preferred Stock. On or after the first anniversary of the Closing Date until the third anniversary of the Closing Date, the Investor shall not, within any period of three months, offer, sell, pledge or otherwise transfer Securities or Hedge its direct or indirect exposure to Common Stock (including the Common Stock issuable upon conversion of the Preferred Stock), in one transaction or a series of transactions involving Securities, having an aggregate value exceeding $2.5 billion, in each case, other than (i) to a Controlled Affiliate that agrees to be bound by the provisions of this Agreement as if it were the Investor hereunder, (ii) as may be required by order or decree of any Governmental Entity having jurisdiction over the Investor or in the reasonable discretion of the Investor to comply with any applicable statute, rule or regulation, or (iii) following a notice of a Make-Whole Acquisition pursuant to Section 10(c)(iii) of the Certificate of Designations for the Preferred Stock or a notice of a Fundamental Change pursuant to Section 10(g)(iii) of the Certificate of Designations for the Preferred Stock. In the event that prior to the third anniversary of the Closing Date, any Person who was a transferee pursuant to clause (i) of the preceding sentence ceases to be a Controlled Affiliate of Investor, then any prior Transfer to such Person pursuant to clause (i) shall become null and void and ownership and title to any such securities so Transferred shall revert to Investor. The Investor shall immediately notify the Company if it engages in any of the transactions referred to in this Section 4.1.

          (b)    At any time during which Investor is permitted to Transfer any Securities Investor shall not, without prior approval of the Board, knowingly Transfer such Securities to any one Person (or group of related Persons) if such Transfer would result in such Person (or group of related Persons) Beneficially Owning in excess of 5% the then-outstanding shares of Common Stock. The foregoing shall not apply to Transfers (i) consisting only of block trades executed at prevailing market prices obtainable at the time of such transfer through brokers in transactions on the NYSE, provided that the transferor does not know or have reason to believe that such Transfer would result in such Person (or group of related Persons) Beneficially Owning in excess of 5% of the then-outstanding shares of Common Stock, or (ii) effected through widely distributed public offerings.

          (c)    The Investor’s rights under this Agreement will not be transferable to any transferee of any shares of Common Stock or Preferred Stock, other than a transferee that is and remains a wholly owned Subsidiary of the Investor (and has entered into an agreement with the Company as set forth in Section 4.1(a)).

          (d)    Any certificates for Securities issued pursuant to the Purchase Agreement or issued upon conversion of Securities or issued in respect of any transfer of Securities shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to any uncertificated shares) referencing restrictions on transfer of such shares under the Securities Act and under this Agreement; provided, that the holder of any certificate(s) bearing any such legend shall be entitled to receive from the Company new certificates for a like number of Securities not bearing such legend upon the request of such holder and upon (x) such time as such restriction is no longer applicable, and (y) delivery of an opinion of counsel to such holder, which opinion is reasonably satisfactory in form and substance to the Company and its counsel, that the restriction referenced in such legend is no longer required in order to ensure compliance with the Securities Act.

          (e)    Nothing in this Section 4.1 (other than Section 4.1(b)) shall restrict Investor from Transferring, and the Investor is hereby permitted to Transfer, any Securities in order to reduce the number of Securities owned by it below 24% of “a class of voting stock” of the Company, as calculated for purposes of the Bank Holding Company Act of 1956, as amended (the “BHCA”). If at any time the Company reduces the number of shares of its Common Stock outstanding, it shall use reasonable best efforts to notify the Investor promptly if the Investor would own a number of Securities exceeding 24% of “a class of voting stock” of the Company, as calculated for purposes of the BHCA. For purposes of such calculation, the Company shall be permitted to rely on the number of shares of Common Stock reported as Beneficially Owned by the Investor in its most recent Schedule 13D filing with the U.S. Securities and Exchange Commission.

          (f)    If at any time the number of shares of Common Stock owned by the Investor and its Affiliates exceeds the Ownership Limit (as such term is defined in the Certificate of Designations governing the Preferred Stock ) as a result of any repurchase of Common Stock by the Company or any other action or transaction undertaken by the Company, then notwithstanding any contrary provision of this Section 4.1 (other than Section 4.1(b)), the Investor shall be permitted to Transfer shares of Common Stock in order to reduce the number of shares of Common Stock owned by it to a number that is less than the Ownership Limit, but 99% or more of the Ownership Limit.

ARTICLE V
PREEMPTIVE RIGHTS

          Section 5.1    Preemptive Rights.    (a)    If the Company offers to sell Covered Securities in a Qualified Offering, the Investor shall be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such Covered Securities are offered, in the aggregate up to the amount of Covered Securities required to enable it to maintain its then-current Investor Percentage Interest, but only to the extent that its Economic Interest Percentage does not as a consequence exceed 20%. This Section 5.1 shall not apply to any Qualified Offering the gross proceeds of which, together with the aggregate gross proceeds of any other Qualified Offering of Covered Securities after the date hereof, do not exceed $500,000,000.

          Section 5.2    Notice.    (a)    In the event the Company intends to make a Qualified Offering of Covered Securities that is an underwritten public offering or a private offering made to Qualified Institutional Buyers (as such term is defined in Rule 144A under the Securities Act) for resale pursuant to Rule 144A under the Securities Act, the Company shall give the Investor written notice of its intention (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed in respect of such offering), describing, to the extent then known, the anticipated amount of securities, price and other material terms upon which the Company proposes to offer the same. The Investor shall have 24 hours (which shall not include any hours during any day that is not a Business Day) from the date and time of receipt of any such notice to notify the Company in writing that it intends to exercise such preemptive purchase rights and as to the amount of Covered Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 5.1 (the “Designated Securities”). Such notice shall constitute a non-binding indication of interest of Investor to purchase the Designated Securities so specified at the range of prices and other terms set forth in the Company’s notice to it. The failure to respond during such 24-hour period shall constitute a waiver of preemptive rights in respect of such offering. To the extent the Company shall give the Investor notice of any such offer prior to the public announcement thereof, the Investor shall agree to confidentiality and restriction on trading terms reasonably acceptable to the Company. The failure of the Investor to agree to such terms within 24 hours (which shall not include any hours during any day that is not a Business Day) after the date and time of receipt of the Company’s notice as described in this clause shall constitute a waiver of the Investor’s preemptive rights in respect of such offering.

          (b)    If the Company proposes to make a Qualified Offering of Covered Securities that is not an underwritten public offering or Rule 144A offering (a “Private Placement”), the Company shall give the Investor written notice of its intention, describing, to the extent then known, the anticipated amount of securities, price and other material terms upon which the Company proposes to offer the same. The Investor shall have 48 hours (which shall not include any hours during any day that is not a Business Day) from the date and time of receipt of the notice required by the immediately preceding sentence to notify the Company in writing that it intends to exercise such preemptive purchase rights and as to the amount of Designated Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 5.1. Such notice shall constitute a non-binding indication of interest of Investor to purchase the amount of Designated Securities so specified (or a proportionately lesser amount if the amount of Covered Securities to be offered in such Private Placement is subsequently reduced) upon the price and other terms set forth in the Company’s notice to it. The failure of the Investor to respond during the 48-hour period (which shall not include any hours during any day that is not a Business Day) referred to in the second preceding sentence shall constitute a waiver of the preemptive rights in respect of such offering. To the extent the Company shall give the Investor notice of any such offer prior to the public announcement thereof, the Investor shall agree to confidentiality and restriction on trading terms reasonably acceptable to the Company. The failure of the Investor to agree to such terms within 48 hours (which shall not include any hours during any day that is not a Business Day) after the date and time of receipt of the Company’s notice as described in this clause shall constitute a waiver of the Investor’s preemptive rights in respect of such offering.

          Section 5.3    Purchase Mechanism.    (a)    If the Investor exercises its preemptive purchase rights provided in Section 5.2(a), the Company shall offer the Investor, if such underwritten public offering or Rule 144A offering is consummated, the Designated Securities (as adjusted to reflect the actual size of such offering when priced) at the same price as the Covered Securities are offered to the investors in such offering and shall provide written notice of such price to the Investor as soon as practicable prior to such consummation. Contemporaneously with the execution of any underwriting agreement or purchase agreement entered into between the Company and the underwriters or initial purchasers of such underwritten public offering or Rule 144A offering, the Investor shall, if it continues to wish to exercise its preemptive rights with respect to such offering, enter into an instrument in form and substance reasonably satisfactory to the Company acknowledging the Investor’s binding obligation to purchase the Designated Securities to be acquired by it and containing representations, warranties and agreements of the Investor that are customary in private placement transactions and, in any event, no less favorable to the Investor than any underwriting or purchase agreement entered into by the Company in connection with such offering, and the failure to enter into such an instrument at or prior to such time shall constitute a waiver of preemptive rights in respect of such offering. Any offers and sales pursuant to this Article V in the context of a registered public offering shall be also conditioned on reasonably acceptable representations and warranties of the Investor regarding its status as the type of offeree to whom a private sale can be made concurrently with a registered offering in compliance with applicable securities laws.

          (b)    If the Investor exercises its preemptive rights provided in Section 5.2(b), the closing of the purchase of the Covered Securities with respect to which such right has been exercised shall be conditioned on the consummation of the Private Placement giving rise to such preemptive purchase rights and shall take place simultaneously with the closing of the Private Placement or on such other date as the Company and the Investor shall agree in writing; provided that the actual amount of Covered Securities to be sold to the Investor pursuant to its exercise of preemptive rights hereunder shall be reduced if the aggregate amount of Covered Securities sold in the Private Placement is reduced and, at the option of the Investor (to be exercised by delivery of written notice to the Company within five business days of receipt of notice of such increase), shall be increased if such aggregate amount of Covered Securities sold in the Private Placement is increased. In connection with its purchase of Designated Securities, Investor shall, if it continues to wish to exercise its preemptive rights with respect to such offering, execute an agreement containing representations, warranties and agreements of Investor that are substantially similar in all material respects to the agreements executed by other purchasers in such Private Placement.

          Section 5.4    Cooperation.    The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Investor’s preemptive rights hereunder, including securing any required approvals or consents, in a manner that does not jeopardize the timing, marketing, pricing or execution of any offering of the Company’s securities. In the event that within 60 days of the date hereof the Company proposes to offer or sell securities in a single transaction or series of transactions for aggregate proceeds in excess of $500,000,000, the Company shall consult with Investor concerning such transaction or transactions prior to undertaking such transaction.

          Section 5.5    Limitation of Rights.    Notwithstanding the above, nothing set forth in this Article V shall confer upon the Investor the right to purchase any securities of the Company other than Designated Securities.

          Section 5.6    Termination of Preemptive Rights.    Anything to the contrary in this Article V notwithstanding, the preemptive right to purchase Covered Securities granted by this Article V shall not be available for any offering that commences at any time after the earlier of (i) the 30-month anniversary of the Closing Date or (ii) the date on which the Investor offers, sells, pledges or otherwise transfers any of the Securities that it acquired on the Closing Date or the Common Stock issued upon conversion of any Securities, or Hedges its exposure to the Common Stock, except as contemplated by clause (i) or (ii) of the second sentence of Section 4.1(a), Section 4.1(e) and Section 4.1(f) . The Investor shall immediately notify the Company if it engages in any of the transactions referred to in this Section 5.6.

ARTICLE VI
INVESTOR APPROVAL RIGHT

          Section 6.1    Investor Approval Right.    The Company shall not, and shall cause its Subsidiaries not to, without the prior written approval of the Investor, issue, sell, assign or transfer to any Japanese Financial Institution any equity securities, if such issuance, sale, assignment or transfer would result in such Japanese financial institution Beneficially Owning in excess of 3% but less than 50% of the total number of shares of Common Stock outstanding on a Fully Diluted Basis.

ARTICLE VII
EFFECTIVENESS AND TERMINATION

          Section 7.1    Termination.    Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate (a) upon the mutual written agreement of the Company and the Investor or (b) at such time as the Investor no longer Beneficially Owns any Securities.

ARTICLE VIII
CONFIDENTIALITY

          Section 8.1    Company Proprietary Information.    (a)    The Investor hereby agrees to, and to cause its employees, representatives and Controlled Affiliates to, and shall instruct its Affiliates that are not Controlled Affiliates to, keep confidential the Company Proprietary Information and to utilize the Proprietary Information only for purposes related to the purpose for which such information was disclosed. “Company Proprietary Information” shall mean any and all confidential information of the Company, including without limitation non-public information relating to the Company’s finances and results, technology, trade secrets, know-how, customers, business plans, marketing activities, financial data and other business affairs that is disclosed by the Company to the Investor Director, the Observer, the Investor (or its Affiliates and representatives) or is learned by the Investor Director or the Observer while acting in his or her capacity as such; provided, however, that “Company Proprietary Information” does not include any information that: (i) is, or subsequently becomes, publicly available without breach of these confidentiality provisions; or (ii) is or becomes known or available to the Investor from a source other than the Company that, to the receiving party’s knowledge, is not prohibited from disclosing such Company Proprietary Information to the receiving party by a contractual, legal or fiduciary obligation owed by such other third party to the Company.

          (b)    In the event that the Investor or any of its Affiliates or representatives is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any Company Proprietary Information, then before substantively responding to any such request or requirement, the Investor will provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy, or both, or waive compliance with the provisions of this Section 8.1 or other appropriate remedy, or if the Company so directs, the Investor will exercise its own reasonable best efforts to assist the Company in obtaining a protective order or other appropriate remedy at the Company’s expense. If, failing the entry of a protective order or other appropriate remedy or the receipt of a waiver hereunder, disclosure of any Company Proprietary Information is, in the opinion of the Investor’s counsel, required, the Investor may furnish only that portion of the Company Proprietary Information which in the opinion of the Investor’s counsel is required to be so furnished pursuant to law, regulation or legal process. In any event, the Investor will cooperate fully with any action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Company Proprietary Information.

          Section 8.2    Investor Proprietary Information.    (a)    The Company hereby agrees to, and to cause its employees, representatives and Controlled Affiliates to, and shall instruct its Affiliates that are not Controlled Affiliates to, keep confidential the Investor Proprietary Information and to utilize the Investor Proprietary Information only for purposes related to the purpose for which such information was disclosed. “Investor Proprietary Information” shall mean any and all confidential information of the Investor, including without limitation non-public information relating to the Investor’s finances and results, technology, trade secrets, know-how, customers, business plans, marketing activities, financial data and other business affairs that is disclosed by the Investor to the Company (or its Affiliates and representatives) in connection with the Investor’s investment in the Company or the Strategic Alliance as defined in the Purchase Agreement; provided, however, that “Investor Proprietary Information” does not include any information that: (i) is, or subsequently becomes, publicly available without breach of these confidentiality provisions; or (ii) is or becomes known or available to the Company from a source other than the Investor that, to the receiving party’s knowledge, is not prohibited from disclosing such Investor Proprietary Information to the receiving party by a contractual, legal or fiduciary obligation owed by such other third party to the Investor.

          (b)    In the event that the Company or any of its Affiliates or representatives is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any Investor Proprietary Information, then before substantively responding to any such request or requirement, the Company will provide the Investor with prompt written notice of any such request or requirement so that the Investor may seek a protective order or other appropriate remedy, or both, or waive compliance with the provisions of this Section 8.2 or other appropriate remedy, or if the Investor so directs, the Company will exercise its own reasonable best efforts to assist the Investor in obtaining a protective order or other appropriate remedy at the Investor’s expense. If, failing the entry of a protective order or other appropriate remedy or the receipt of a waiver hereunder, disclosure of any Investor Proprietary Information is, in the opinion of the Company’s counsel, required, the Company may furnish only that portion of the Investor Proprietary Information which in the opinion of the Company’s counsel is required to be so furnished pursuant to law, regulation or legal process. In any event, the Company will cooperate fully with any action by the Investor to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Investor Proprietary Information.

ARTICLE IX
MISCELLANEOUS

          Section 9.1    Successors and Assigns.    Except as and to the extent set forth in Section 4.1(a), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of each of the other parties. Notwithstanding the foregoing, the Investor may assign any of its rights or obligations under this Agreement to any direct or indirect wholly owned Subsidiary of the Investor, but the assignor shall remain liable for the assignee’s nonperformance of any such obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in violation of this Section 9.1 shall be void.

          Section 9.2    Amendments; Waiver.    This Agreement may be amended only by an agreement in writing executed by the Company and the Investor. Any party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the waiving party. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          Section 9.3    Notices.    Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier service, or when received by facsimile transmission if promptly confirmed, as follows:

If to the Company:

Morgan Stanley
Attention: Chief Financial Officer
1585 Broadway
New York, NY 10036

with copies to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: Steven A. Rosenblum
Mark Gordon
Fax: (212) 403-2000

If to the Investor:

Mitsubishi UFJ Financial Group, Inc.
Attention: Chief Manager, Corporate Planning Division
7-1, Marunouchi 2-chome
Chiyoda-ku, Tokyo 100-8388 Japan

with copies to:

Sullivan & Cromwell
125 Broad Street
New York, NY 10004
Attention: Stanley F. Farrar
Donald J. Toumey
Fax: (212) 558-3588

or to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner.

          Section 9.4    Governing Law.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within such State, without giving effect to the conflicts of laws principles thereof that would govern, construe or enforce the Agreement under laws other than the State of Delaware.

                   Section 9.5    Submission to Jurisdiction.    The Investor irrevocably submits to the non-exclusive jurisdiction of any Delaware State or United States Federal court sitting in the County of New Castle, Delaware over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Investor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

                   Section 9.6    Headings.    The descriptive headings of the several sections in this Agreement are for convenience only and do not constitute a part of this Agreement and shall not be deemed to limit or affect in any way the meaning or interpretation of this Agreement.

                   Section 9.7    Entire Agreement.    This Agreement, the Related Agreements and the schedules and exhibits attached to any such documents constitute the entire agreement between the Company and the Investor with respect to the subject matter hereof. This Agreement and the Related Agreements supersede all prior agreements with respect to the subject matter hereof.

                   Section 9.8    Severability.    If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

                   Section 9.9    Counterparts.    This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                   Section 9.10    Interpretation.    When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principles in the United States, and (c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                   Section 9.11    Specific Performance.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

                   Section 9.12    Process Agent.    The Investor irrevocably appoints MUFG North America, 1251 Avenue of the Americas, New York, NY 10020-1104, to act as its agent for service of process and any other documents in proceedings in the State of New York or any other Proceedings in connection with this Agreement.

                   Section 9.13    No Third Party Beneficiaries.    Except for the transferees contemplated by clause (i) of the second sentence of Section 4.1(a), nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                   IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth at the head of this Agreement.

MORGAN STANLEY

By:
Name:
Title:

MITSUBISHI UFJ FINANCIAL GROUP, INC.

By:
Name:
Title:

[Signature Page to Investor Agreement]

Exhibit C

            REGISTRATION RIGHTS AGREEMENT, dated [ ], 2008 (this “Agreement”) between Morgan Stanley (the “Company”) and Mitsubishi UFJ Financial Group, Inc. (the “Investor”).

RECITALS

           A. The Securities Purchase Agreement. The Company and the Investor are parties to a Securities Purchase Agreement, made as of September [ ], 2008 (the “Securities Purchase Agreement”), pursuant to which Investor is purchasing Securities (defined below) from the Company, and are concurrently herewith entering into an Investor Agreement (the “Investor Agreement”) pursuant to the terms of the Securities Purchase Agreement. The Investor Agreement contains restrictions on transfer of the Registrable Securities (defined below), which are incorporated by reference herein.

           B. Registration Rights. In connection with the consummation of the transactions contemplated by the Securities Purchase Agreement, and pursuant to the terms of the Securities Purchase Agreement, the parties desire to enter into this Agreement in order to grant certain registration rights to the Investor as set forth below.

           NOW, THEREFORE, in consideration of the premises and of the representation, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

GENERAL

           1.1      Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         “Common Stock” means shares of common stock, $0.01 par value per share, of the Company.

         “Exchange Act” means the Securities Exchange Act of 1934, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         “Holder” means the Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.9 hereof.

         “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

         “Investor Agreement” has the meaning ascribed to it in Recital A.

         “Person” means any individual, corporation, partnership, joint venture, limited liability company, business trust, joint stock company, trust or unincorporated organization or any government or any agency or political subdivision thereof.

         “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.

         “Registrable Securities” means the Shares; provided that the Shares shall cease to be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they are sold pursuant to Rule 144, (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the Shares. No Registrable Securities may be registered under more than one registration statement at any one time.

         “Registration Expenses” shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, one-half of the fees and disbursements of Holders’ Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses, the other half of the fees and disbursements of Holders’ Counsel, and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

         “SEC” or “Commission” means the Securities and Exchange Commission and any successor agency.

         “Scheduled Black-out Period” means the period from and including the fifth business day preceding the last day of a fiscal quarter of the Company to and including the business day after the day on which the Company publicly releases its earnings for such fiscal quarter.

         “Securities” has the meaning ascribed to such term in the Securities Purchase Agreement.

         “Securities Act” shall mean the Securities Act of 1933, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         “Securities Purchase Agreement” has the meaning ascribed to it in Recital A.

         “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

         “Shares” mean shares of Common Stock issued by the Company or issuable by the Company pursuant to the terms of Securities.

ARTICLE II

REGISTRATION

2.1 Demand Registration.

     (a) Subject to the conditions of this Section 2.1 and the terms and conditions of the Investor Agreement, if at any time the Company shall receive a written request from the Investor that the Company register under the Securities Act Registrable Securities having an aggregate offering or sale price of at least $500,000,000, then the Company shall, subject to the limitations of this Section 2.1, effect, as promptly as reasonably practicable, the registration under the Securities Act of all Registrable Securities that the Investor requests to be registered.

     (b) If the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, (1) it shall so advise the Company as a part of its request made pursuant to this Section 2.1, (2) it shall have the right to appoint a book runner reasonably acceptable to the Company, and (3) Morgan Stanley & Co. Incorporated or another Affiliate of the Company shall have the right to act as either joint bookrunner and global coordinator with the bookrunner appointed by the Investor, or in the event that the Investor declines its option to appoint a bookrunner, sole bookrunner and global coordinator or joint bookrunner and global coordinator with one other bookrunner, as the Company may elect.

     (c) The Company shall not be required to effect a registration pursuant to this Section 2.1: (i) prior to the first anniversary of the Closing under the Securities Purchase Agreement; (ii) after the Company has effected five (5) registrations pursuant to this Section 2.1, and each of such registrations has been declared or ordered effective and kept effective by the Company as required by Section 2.4(a) of this Agreement; (iii) with respect to a registration of Registrable Securities during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the launch date of, and ending on a date ninety (90) days after the closing date of, a Company-initiated registered offering of equity securities or securities convertible into or exchangeable for equity securities; provided that the Company is actively employing in good faith all commercially reasonable efforts to launch such registered offering; (iv) during any Scheduled Black-out Period; or (v) if the Company has notified the Investor that in the good faith judgment of the Company, it would be materially detrimental to the Company or its securityholders for such registration to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Investor; provided that such right to delay a request shall be exercised by the Company for not more than two periods in any twelve (12) month period and not more than ninety (90) days in the aggregate in any twelve (12) month period.

     (d) One registration pursuant to this Section 2.1 may be required by the Investor to be effected by means of a shelf registration statement (a “Shelf Registration Statement”) relating to any or all of the Registrable Securities in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act. The Company shall use its commercially reasonable efforts to cause any Shelf Registration Statement to remain effective, including by filing extensions of the Registration Statement, until the termination of the period contemplated in Section 2.6.

     2.2 [Reserved]

     2.3 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.1, the request of which has been subsequently withdrawn by the Investor or requesting Holder(s) unless (a) the withdrawal is based upon (i) any fact, circumstance, event, change, effect or occurrence that individually or in the aggregate with all other facts or circumstances, events, changes, effects or occurrences has a material adverse effect on the Company, or (ii) material adverse information concerning the Company that the Company had not publicly revealed at least forty-eight (48) hours prior to the request or that the Company had not otherwise notified the Investor or requesting Holders of at the time of such request or (b) the Investor or the Holders of a majority of Registrable Securities, as the case may be, agree to forfeit their right to one requested registration pursuant to Section 2.1, as applicable, in which event such right shall be forfeited by all Holders.

    If the Investor and/or the Holders are required to pay Registration Expenses, such expenses shall be borne by the Investor or the Holders of Registrable Securities requesting such registration in proportion to the number of Shares (either outstanding or issuable pursuant to the terms of the Securities) for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Investor or the Holders, as the case may be, shall not forfeit their rights pursuant to Section 2.1.

     2.4 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably practicable:

     (a) Prepare and file with the SEC not later than thirty (30) days after the request a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, or prepare and file with the SEC a prospectus supplement with respect to such Registrable Securities pursuant to an effective registration statement and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective or such prospectus supplement current, for up to one hundred and twenty (120) days other than a registration statement required by the Investor to be effected by means of a Shelf Registration Statement pursuant to Section 2.1(d) or, if earlier, until the Holder or Holders have completed the distribution related thereto.

     (b) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

     (c) Furnish to the Holders such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     (e) Enter customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form with the managing underwriter(s) of such offering) and take such other actions (including participating in and making documents available for the due diligence review of underwriters if the method of distribution is by means of an underwriting) as are reasonably required in order to facilitate the disposition of such Registrable Securities. Each Holder participating in such underwriting shall also enter into and perform its obligations under such underwriting agreement.

     (f) Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     (g) Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of outside legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated as of such date, from the independent registered public accountants of the Company, in form and substance as is customarily given by independent registered public accountants to underwriters in an underwritten public offering addressed to the underwriters.

     (h) Give written notice to the Holders:

(i)	when any registration statement filed at the request of the Investor pursuant to Section 2.1 or any amendment thereto has been filed with the SEC and when such registration statement or any post-effective amendment thereto has become effective;

(ii)	of any request by the SEC for amendments or supplements to any registration statement filed at the request of the Investor pursuant to Section 2.1 or the prospectus included therein or for additional information;

(iii)	of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement filed at the request of the Investor pursuant to Section 2.1 or the initiation of any proceedings for that purpose;

(iv)	of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)	of the happening of any event that requires the Company to make changes in any effective registration statement filed at the request of the Investor pursuant to Section 2.1 or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

     (i) Use its commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 2.4(h)(iii) at the earliest practicable time.

     (j) Upon the occurrence of any event contemplated by Section 2.4(h)(v) above, promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 2.4(h)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders shall suspend use of such prospectus and use their commercially reasonable efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s possession, and the period of effectiveness of such registration statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date Holders shall have received such amended or supplemented prospectus pursuant to this Section 2.4(j).

     (k) Use commercially reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or the underwriters.

     2.5    Suspension of Sales. During any Scheduled Black-out Period and upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Investor who holds, and each Holder of, Registrable Securities shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled Black-Out Period or until Investor and/or Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension (other than a suspension due to a Scheduled Black-out Period) may be in effect in any twelve-month period shall not exceed the excess of 90 days over the number of days in such twelve-month period that the Company has delayed effecting a registration in reliance on Section 2.1(c)(v).

     2.6     Termination of Registration Rights. The registration rights granted under this Article II shall terminate with respect to any Holder as of the last day of the first calendar month in which the sum of the Shares held by such Holder and the maximum number of Shares issuable upon conversion of other Securities held by such Holder may be sold in a single transaction without limitation under Rule 144.

     2.7     Delay of Registration; Furnishing Information.

      (a) Neither the Investor nor any Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article II.

      (b) Neither the Investor nor any Holder shall use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Company.

     (c) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 that the selling Investor and/or Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

2.8	Indemnification.

(a) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each person or entity, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, (ii) offers or sales effected by or on behalf such Indemnitee “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company, or (iii) the failure of any Indemnitee to deliver or make available to a purchaser of Registrable Securities, a copy of any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (if the same was required by applicable law to be delivered or made available), provided that the Company shall have delivered to such Holder such registration statement, including such preliminary prospectus or final prospectus contained therein and any amendments or supplements thereto.

     (b) If the indemnification provided for in Section 2.8(a) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.8(b) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 2.8(a). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

     2.9 Assignment of Registration Rights. The rights of the Investor or a Holder to registration of Registrable Securities pursuant to Article II of this Agreement may be assigned by the Investor or a Holder to a transferee or assignee of Registrable Securities to which (a) there is transferred to such transferee no less than $500,000,000 in Registrable Securities, (b) such transferee is an affiliate, subsidiary or parent company, family member or family trust for the benefit of a party hereto, or (c) such transferee or transferees are partners of a Holder, who agree to act through a single representative; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee acquired such Registrable Securities in a transaction that complied with the Securities Purchase Agreement and the Investor Agreement and shall agree to be subject to all applicable restrictions set forth in the Securities Purchase Agreement and this Agreement and, if any, the Investor Agreement.

     2.10 “Market Stand-Off’ Agreement; Agreement to Furnish Information. The Investor and each Holder hereby agree that the Investor and/or Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities of the Company) held by the Investor or Holder (other than those included in the registration) for a period specified by the representatives of the underwriters of Common Stock (or other securities of the Company) not to exceed ten (10) days prior and ninety (90) days following any registered sale by the Company in which the Company gave the Investor an opportunity to participate; provided that all executive officers and directors of the Company enter into similar agreements and only if such Persons remain subject thereto (and are not released from such agreement) for such period. The Investor and each Holder agree to execute and deliver such other agreements as may be reasonably requested by the Company or the representatives of the underwriters which are consistent with the foregoing or which are necessary to give further effect thereto.

     In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities of the Company), the Investor and each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act in which the Investor or such Holder participates.

     2.11 Rule 144 Reporting. With a view to making available to the Investor and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities that are Common Stock to the public without registration, the Company agrees to use its commercially reasonable efforts to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

     (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

     (c) so long as the Investor or a Holder owns any Registrable Securities, furnish to the Investor or such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such Common Stock without registration.

ARTICLE III MISCELLANEOUS

     3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities to the extent set forth herein). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The term “Investor,” as used herein, shall include the entity named as the Investor in the preamble to this Agreement and, if such entity shall have transferred the Securities to an affiliate, such affiliate.

3.2	Applicable Law and Submission to Jurisdiction.

(a) This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed within the State of Delaware.

     (b) The Investor irrevocably submits to the nonexclusive jurisdiction of any Delaware State or United States Federal court sitting in the County of New Castle, Delaware over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby. The Investor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE

UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.2(B).

     3.3 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

     3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     3.5 Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier service, or when received by facsimile transmission if promptly confirmed, as follows:

(a)	if to the Company, to:
Morgan Stanley
Attention: Chief Financial Officer
1585 Broadway
New York, NY 10036

with copies to:

Wachtell, Lipton, Rosen & Katz Attention: Edward D. Herlihy Steven A. Rosenblum Mark Gordon 51 West 52nd Street New York, New York 10019

(b) if to the Investor, to:

Mitsubishi UFJ Financial Group, Inc.
Attention: Chief Manager, Corporate Planning Division
7-1, Marunouchi 2-chome
Chiyoda-ku, Tokyo 100-8388 Japan

with copies to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Stanley F. Farrar and Donald J. Toumey
Fax: (212) 558-3588

or to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner.

     3.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

     3.7 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties

     3.8 Aggregation of Securities. All Registrable Securities held or acquired by any wholly-owned subsidiary or parent of, or any corporation or entity that is controlling, controlled by, or under common control with, the Investor shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     3.9 Entire Agreement, Etc. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

     3.10 Interpretation of Securities Purchase Agreement. The parties agree that if the Investor transfers any Securities to an affiliate of the Investor, such affiliate shall have all the rights of the Investor under the Securities Purchase Agreement and the Investor Agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

MORGAN STANLEY

By:
Name:
Title:

MITSUBISHI UFJ FINANCIAL GROUP, INC.

By:
Name:
Title: